                                                                    EXHIBIT 3.36











                       LIMITED LIABILITY COMPANY AGREEMENT

                                       FOR

                             HERBALIFE LEINER, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

NY3 - 302963.01


                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
ARTICLE 1 - INTERPRETATION...................................................................................2
    1.1      Definitions.....................................................................................2
    1.2      Successors and Assigns..........................................................................8
    1.3      Construction....................................................................................8

ARTICLE 2 - EFFECTIVE DATE                                                                                   8
    2.1      Effective Date..................................................................................8

ARTICLE 3 - FORMATION AND ORGANIZATIONAL MATTERS.............................................................8
    3.1      Formation.......................................................................................8
    3.2      Name............................................................................................8
    3.3      Principal Place of Business.....................................................................8
    3.4      Registered Office and Registered Agent..........................................................8
    3.5      Permitted Businesses............................................................................9
    3.6      Term............................................................................................9

ARTICLE 4 - CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.......................................................9
    4.1      Initial Capital Contributions...................................................................9
    4.2      Additional Capital Contributions and Funding of the WFOE........................................9
    4.3      Capital Accounts...............................................................................12
    4.4      No Interest....................................................................................13
    4.5      Failure to Make Capital Contributions..........................................................13
    4.6      Member Loans to Company........................................................................14
    4.7      No Withdrawal..................................................................................15

ARTICLE 5 - RIGHTS AND DUTIES OF BOARD OF MANAGERS..........................................................15
    5.1      Management.....................................................................................15
    5.2      Number, Appointment, Tenure....................................................................15
    5.3      No Exclusive Duty to Company...................................................................16
    5.4      Compensation and Reimbursement.................................................................16
    5.5      Certain Powers of Board of Managers............................................................16
    5.6      Meetings of Board of Managers..................................................................17
    5.7      Resolutions Requiring Super-Majority Votes.....................................................17
    5.8      Other Manner of Acting.........................................................................18

ARTICLE 6 - MANAGEMENT AND OPERATION OF THE WFOE............................................................18
    6.1      Board of Directors.............................................................................18
    6.2      Board Meeting of the WFOE......................................................................18


    6.3      Chairman of the Boards ........................................................................19
    6.4      General Manager ...............................................................................19
    6.5      Divisions of WFOE .............................................................................19
    6.6      No Subsidy of Loss Among Divisions ............................................................20
    6.7      Close Down of a Division ......................................................................20
    6.8      Deputy General Manager ........................................................................22
    6.9      The Chief Accountant ..........................................................................22
    6.10     Salaries ......................................................................................22
    6.11     Annual Operating Plan and Budgets .............................................................23
    6.12     Transfer Pricing of the Manufacturing Division ................................................23
    6.13     License Agreements ............................................................................23
    6.14     Termination of the WFOE .......................................................................24
    6.15     Financial Operating Policies and Procedures....................................................24
    6.16     Ownership of Formulae etc......................................................................24

ARTICLE 7 - RIGHTS AND OBLIGATIONS OF MEMBERS...............................................................24
    7.1      Limitation of Liability........................................................................24
    7.2      List of Members................................................................................25
    7.3      Company Books..................................................................................25
    7.4      Priority and Return of Capital.................................................................25
    7.5      No Preemptive Rights...........................................................................25
    7.6      No Withdrawal or Resignation...................................................................25
    7.7      Payments to Members............................................................................25
    7.8      Indemnification................................................................................25
    7.9      Competing Activities...........................................................................26
    7.10     Transactions between the Company and the Members...............................................26
    7.11     No Voting Rights...............................................................................26

ARTICLE 8 - STANDARD OF CARE AND INDEMNIFICATION OF MANAGERS, OFFICERS AND EMPLOYEES........................26
    8.1      Standard of Care...............................................................................26
    8.2      Indemnification of Managers, Officers and Employees............................................27

ARTICLE 9 - PERCENTAGE INTERESTS AND ADJUSTMENT.............................................................27
    9.1      Percentage Interests...........................................................................27
    9.2      Adjustment of Percentage Interests.............................................................27
    9.3      Right to Terminate this Agreement and Right of Purchase........................................28

ARTICLE 10 - ACCOUNTING, PROFITS AND LOSSES OF WFOE'S DIVISIONS AND MEMBERS' FUNDING OBLIGATIONS............28
    10.1     Divisional Accounting..........................................................................28
    10.2     Divisional Gain or Loss Upon Sale of Assets....................................................28
    10.3     Appraisal of the Assets of the Company and of the WFOE.........................................29

ARTICLE 11 - ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS..................................29
    11.1     Allocations of Net Profit and Net Loss.........................................................29
    11.2     Additional Allocation Provisions...............................................................30
    11.3     Tax Allocations................................................................................32
    11.4     Allocations With Respect to Changes in Membership Interests....................................32
    11.5     Distributions..................................................................................32
    11.6     Accounting Principles..........................................................................33
    11.7     Interest on and Return of Capital Contributions................................................33
    11.8     Loans to Company...............................................................................33
    11.9     Records and Report.............................................................................33
    11.10    Returns and Other Elections....................................................................34
    11.11    Tax Matters Partner............................................................................34
    11.12    Trapped Profits Reconciliation Payment.........................................................34

ARTICLE 12 - TRANSFER AND ASSIGNMENT OF MEMBERSHIP INTEREST.................................................35
    12.1     General........................................................................................35
    12.2     Specific Provisions Governing Transfers........................................................35
    12.3     Right of First Refusal.........................................................................36
    12.4     Further Requirements on Transfer...............................................................37
    12.5     Effectiveness of Transfer......................................................................38

ARTICLE 13 - NEW MEMBERS                                                                                    38
    13.1     Restrictions on Admission of New Members.......................................................38
    13.2     Allocations to New Members.....................................................................38
    13.3     Agreement to be Bound by this Agreement........................................................38

ARTICLE 14 - TERMINATION AND DISSOLUTION                                                                    38
    14.1     Dissolution....................................................................................38
    14.2     Winding Up, Liquidation and Distribution of Assets.............................................39
    14.3     Certificate of Cancellation....................................................................40
    14.4     Effect of Filing of Certificate of Cancellation................................................41
    14.5     Return of Contribution Nonrecourse to Other Members............................................41

ARTICLE 15 - COMPLIANCE WITH LEGAL REQUIREMENTS                                                             41
    15.1     Compliance with Applicable Laws................................................................41
    15.2     Compliance with United States Export Controls..................................................41
    15.3     Compliance with Foreign Corrupt Practices Act..................................................41

ARTICLE 16 - MISCELLANEOUS PROVISIONS                                                                       42
    16.1     Notices........................................................................................42
    16.2     Application of Delaware Law....................................................................42
    16.3     Dispute Resolution.............................................................................42

    16.4     Waiver of Action for Partition.................................................................43
    16.5     Entire Agreement and Amendments................................................................43
    16.6     Execution of Additional Instruments ...........................................................43
    16.7     Waivers .......................................................................................43
    16.8     Rights and Remedies Cumulative ................................................................43
    16.9     Severability ..................................................................................43
    16.10    Binding Effect ................................................................................43
    16.11    Creditors .....................................................................................43
    16.12    Counterparts ..................................................................................43
    16.13    Investment Representations.....................................................................43
    16.14    Confidentiality................................................................................44

SCHEDULE A Members and Each Members Initial Capital Contributions...........................................46

SCHEDULE B Initial Annual Divisional Operating Plans........................................................47

SCHEDULE C Financial Operating Policies and Procedures......................................................48

SCHEDULE D WFOE's Pricing Policy For Sale Of Semi-Processed Materials.......................................60

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       FOR

                             HERBALIFE LEINER, LLC,

                      A DELAWARE LIMITED LIABILITY COMPANY

      THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of HERBALIFE LEINER, LLC (the "Company") is made and entered into as of this ______ day of ____________, 1999, by and between HERBALIFE INTERNATIONAL, INC., a Nevada corporation ("Herbalife"), and LEINER HEALTH PRODUCTS, INC., a Delaware corporation ("Leiner"), as members of the Company (collectively, the "Members").

                                    RECITALS:

      A. On February 16, 1999, Herbalife caused to be filed with the office of the Secretary of State of the State of Delaware a Certificate of Formation of the Company, a limited liability company organized under the laws of the State of Delaware. Prior to the Effective Date of this Agreement, Herbalife was the sole Member of the Company.

      B. On December 28, 1997, Herbalife established "Herbalife International (Suzhou) Nutritional Products Ltd.," a wholly foreign-owned enterprise company in Suzhou, China (the "WFOE"). Herbalife is the sole investor in the WFOE.

      C. Herbalife and Leiner desire to enter into a business arrangement whereby Herbalife and Leiner will indirectly jointly and beneficially own the WFOE through the Company.

      D. As a step in the implementation of the proposed business arrangement between Herbalife and Leiner, Herbalife has agreed to transfer to the Company all of Herbalife's interest in the registered capital of the WFOE upon approval by the relevant Chinese approval authority of the proposed transfer and of the Amended and Restated Articles of Association of the WFOE as agreed by the parties to this Agreement.

      E. Concurrent with the execution of this Agreement, the parties will enter into a Subscription Agreement of even date herewith, whereby they agree that, upon the satisfaction of certain conditions precedent set forth therein, the parties shall contribute to the capital of the Company, which shall fund inter alia, the remaining amount of the registered capital of the WFOE.

      F. The parties hereto desire to approve and adopt this Limited Liability Company Agreement to govern the business and affairs of the Company and to set forth their respective rights, privileges, duties, obligations and mutual agreements with respect to the Company and the WFOE, to be effective from the Effective Date.

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                                 INTERPRETATION

      1.1. Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

      "Affiliate" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning, directly or indirectly, fifty percent (50%) or more of the outstanding voting interests of such Person, (iii) any officer, director, or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, or holder of fifty percent (50%) or more of the voting interests of any Person described in clauses (i) through
(iii) of this sentence. For purposes of this definition, the term "controls", "is controlled by", or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person.

      "Approved Leiner Expenses" has the meaning set forth in Article 4.1.

      "Articles of Association" shall mean the Amended and Restated Articles of Association of the WFOE, as may be amended and in effect from time to time.

      "Boards" shall mean, collectively, the Board of Managers of the Company and the Board of Directors of the WFOE.

      "Board of Directors" shall mean the Board of Directors of the WFOE.

      "Board of Managers" shall mean the Board of Managers of the Company.

      "Capital Account" as of any given date shall mean the Capital Account as defined by Article 4.3(a).

      "Capital Contribution" shall mean the amount of cash or the net fair market value of any property contributed to the capital of the Company by a Member whenever made. "Initial Capital Contribution" shall mean the amount set forth in SCHEDULE A contributed to the Company pursuant to Article 4.1 of this Agreement.

      "Certificate" shall mean the Certificate of Formation of the Company as filed by the organizer of the Company with the Secretary of State of the State of Delaware, as the same may be amended from time to time.

      "Chairman" shall mean the Chairman of the Board of Managers and the Chairman of the Board of Directors.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

      "Company" shall mean Herbalife Leiner, LLC.

      "Delaware Act" shall mean the Delaware Limited Liability Company Act at Title 6 of the Delaware Code, Sections 18-101 through Sections
18-1109, as the same may be amended from time to time.

      "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year for United States federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at any time during such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such Gross Asset Value as of such time as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset is zero, Depreciation shall be determined with reference to such Gross Asset Value using any reasonable method selected by the Board of Managers.

      "Distribution Division" shall mean, with respect to Herbalife, the Herbalife Division; and with respect to Leiner, the Leiner Division.

      "Division" shall mean each or any of the WFOE's Divisions.

      "Director" shall mean one or more members of the Board of Directors. References to the Directors in the singular or as him, her, it, itself or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

      "Effective Date" shall have the meaning set forth in Article 2.1.

      "Fiscal Year" shall mean the fiscal year of the Company and/or the WFOE, as the case may be, which shall be the calendar year.

      "GAAP" shall mean the Generally Accepted Accounting Principles of the United States.

      "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

      (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset.

      (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values, as of the following times:

            (a) the acquisition of a Membership Interest in the Company by a new or existing Member in exchange for more than a de minimis Capital Contribution, if such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

            (b) the distribution by the Company to a Member of more than a de minimis amount of Company money or property as consideration for a Membership Interest in the Company, if necessary or appropriate to reflect the relative economic interests of the Members;

            (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and

            (d) at such other times as necessary or advisable in order to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2.

      (iii) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution.

      (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Net Profit" and "Net Loss"; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that the Members reasonably determine that an adjustment pursuant to subparagraph (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph
            (iv).

      (v) If the Board of Managers and a Member contributing or receiving distribution of an asset cannot agree on the Gross Asset Value of such asset, such value shall be determined by an independent international accounting firm at the expense of the Company.

      If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii), or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit or Net Loss.

      "Herbalife Division" shall have the meaning set forth in Article 6.5.

      "Herbalife Net Profit or Net Loss" shall mean Net Profit or Net Loss computed separately for the Herbalife Division under Article 10.1.

      "Leiner Division" shall have the meaning set forth in Article 6.5.

      "Leiner Net Profit or Net Loss" shall mean Net Profit or Net Loss computed separately for the Leiner Division under Article 10.1.

      "Manager" shall mean one or more members of the Board of Managers. References to the Managers in the singular or as him, her, it, itself or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

      "Manufacturing Division" shall have the meaning set forth in Article 6.5.

      "Manufacturing Net Profit or Net Loss" shall mean the Net Profit or Net Loss computed separately for the Manufacturing Division under Article 10.1.

      "Member" shall mean, in connection with the formation of the Company, Herbalife, and as of and after the Effective Date, each of Herbalife and Leiner, and any other Person who may be admitted as a member of the Company in accordance with Article 13 of this Agreement.

      "Membership Interest" shall mean a Member's entire interest in the Company, including such Member's share in the Company's Net Profit, Net Loss and distribution of the Company's assets pursuant to this Agreement and the Delaware Act and such other rights and privileges that the Member may enjoy by being a Member.

      "MOFTEC" shall mean the Ministry of Foreign Trade and Economic Cooperation of the PRC.

      "Net Profit" or "Net Loss" shall mean, for each Fiscal Year (or other relevant period), an amount equal to the Company's taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss, and all fees and reimbursements payable to any Member shall be regarded as deductions), with the following adjustments:

      (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition of Net Profit or Net Loss shall be added to such taxable income or loss;

      (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition of Net Profit or Net Loss shall be subtracted from such taxable income or loss;

      (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or subparagraph (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

      (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

      (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the provisions in the definition of "Depreciation" in this Article l above.

      (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section l.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Membership Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profit or Net Loss; and

      (vii) Notwithstanding any other provision of this definition of Net Profit or Net Loss, any items which are specially allocated pursuant to
            Article 11.2 shall not be taken into account in computing Net Profit or Net Loss.

      "Nonrecourse Debt" has the meaning set forth in Treasury Regulation
Section 1.704-2(b)(3).

      "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a fiscal year of the Company shall be determined in accordance with the rules of Treasury Regulation Section 1.704-2(c).

      "PRC" shall mean the People's Republic of China (excluding for purposes of this Agreement, Hong Kong, S.A.R., Macau and Taiwan).

      "PRC Approval Authority" shall mean the Administrative Commission of the Suzhou Industrial Park in Suzhou, China, which is the original approval and examination authority of the WFOE, and/or such other relevant PRC authorities.

      "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

      "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

      "Partner Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company taxable year shall be determined in accordance with the rules of Treasury Regulation Section l.704-2(i)(2).

      "Partnership Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Company taxable year shall be determined in accordance with Treasury Regulation Section 1.704-2(d).

      "Percentage Interest" shall mean the percentage of a Member's ownership in the Company, initially as set forth opposite the name of such Member in Article 9.1, and as such percentage may be adjusted from time to time pursuant to the terms of this Agreement, such adjusted percentage as prevailing at the relevant time.

      "Person" shall mean any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, estate, association, or other entity, whether foreign or domestic, and their heirs, executors, administrators, legal representatives, successors and assigns where the context so permits.

      "Prime Rate" shall mean, on any relevant day, the prime rate as published in the Western U.S. edition of The Wall Street Journal on that day, or if the relevant day is not a business day, the prime rate as published in the Western U.S. edition of The Wall Street Journal on the immediately preceding business day.

      "Regulatory Allocations" has the meaning set forth in Article 11.2.

      "Reserves" shall mean funds set aside or amounts allocated to reserves which shall be maintained in amounts deemed sufficient by the Board of Managers for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

      "Subscription Agreement" shall mean the Subscription Agreement of even date herewith between the Company, Herbalife and Leiner.

      "Transfer" shall mean: (i) sell, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration, or (ii) gift, bequeath or otherwise transfer for no consideration; and where the context requires, the term "Transfer" may be used as a noun.

      "Transferring Member" shall mean any Member who Transfers all or any part of its Membership Interest.

      "Treasury Regulations" shall include temporary and final regulations promulgated under the Code.

      "WFOE" shall mean H&L (Suzhou) Health Products Ltd., formerly Herbalife International (Suzhou) Nutritional Products Ltd., a wholly foreign-owned enterprise company established and existing in the Suzhou Industrial Park, Suzhou, People's

Republic of China, which is in the business of manufacturing in the PRC, and selling and distributing in the PRC and international markets, health food products, nutritional supplements, other food products, personal care products and related promotional products.

      "WFOE's Divisions" shall collectively mean the Herbalife Division, the Leiner Division and the Manufacturing Division, each of which may be referred to as a "Division".

      1.2. Successors and Assigns. The expressions "Herbalife", "Leiner" and "Member" shall where the context permits include their respective successors and permitted assigns and any Person deriving title under them.

      1.3. Construction. In this Agreement, unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Agreement or the Subscription Agreement or any other agreement referred to herein and therein shall be construed as references to such document as the same may be amended, or supplemented from time to time; unless otherwise stated, references to Articles are to articles of this Agreement and references to Schedules are to schedules to this Agreement. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

                                    ARTICLE 2

                                 EFFECTIVE DATE

      2.1. Effective Date. This Agreement shall become effective on the Effective Date. The term "Effective Date" as used herein shall refer to the date upon which all of the conditions precedent set forth in Articles 3.2 and 3.3 of the Subscription Agreement are satisfied or waived by the appropriate party or parties thereto or such other date as is mutually agreed to in writing by Herbalife and Leiner.

                                    ARTICLE 3

                      FORMATION AND ORGANIZATIONAL MATTERS

      3.1. Formation. The Company has been organized as a Delaware limited liability company by executing and delivering the Certificate to the Secretary of State of the State of Delaware in accordance with and pursuant to the Delaware Act.

      3.2. Name. The name of the Company is "Herbalife Leiner, LLC". The Company may conduct business under that name or any other name approved and designated by the Board of Managers.

      3.3. Principal Place of Business. The principal place of business of the Company shall be at 9800 La Cienega Boulevard, Inglewood, California 90301, U.S.A. The Company may locate its places of business and registered office at any other place or places as the Board of Managers may deem advisable.

      3.4. Registered Office and Registered Agent. The Company's initial registered office shall be at the office of its registered agent at 30 Old Rudrick Lane, Dover, Delaware 19901, and the name of its initial registered agent shall be CorpAmerica, Inc. At any time, the Board of managers may designate another registered agent and/or registered office.

      3.5. Permitted Businesses. The business of the Company shall be to invest in, own, and operate the WFOE, and to carry on any and all activities in connection therewith, and to have and exercise all of the powers, rights and privileges which a limited liability company organized pursuant to the Delaware Act may have and exercise. The Company shall have no other purpose and shall engage in no other business activity, except as may be otherwise determined by the Board of Managers.

      3.6. Term. The term of the Company commenced on the date of the formation of the Company in accordance with and pursuant to the Delaware Act, and shall continue until October 5, 2048, the expiration date of the term of the WFOE (or earlier if the WFOE is sold by the Company or liquidated prior to the expiration date of its term), or the expiration date of any extended term of the WFOE, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Delaware Act.

                                    ARTICLE 4

                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

      4.1. Initial Capital Contributions. Herbalife and Leiner have each contributed such amount as set forth in Schedule A as its Initial Capital Contribution. In addition, the parties hereto acknowledge that (i) Herbalife has already incurred expenses in an amount equal to Six Hundred Four Thousand Eight Hundred Forty-Three and 8/100 United States Dollars (US$604,843.08) in connection with the formation and organization of the WFOE, which amount shall be deemed to have been contributed by Herbalife to the capital of Company; and
(ii) Leiner has incurred expenses in connection with the formation and organization of the WFOE, which amount shall be deemed to have been contributed by Leiner to the capital of Company to the extent that such expenses are approved by the relevant government authorities of the PRC (the "Approved Leiner's Expenses").

      4.2. Additional Capital Contributions and Funding of the WFOE.

      (a) Each of Herbalife and Leiner shall make additional Capital Contributions as each of them from time to time deems appropriate to fund all the capital requirements of its Distribution Division (i.e., Herbalife for the Herbalife Division and Leiner for the Leiner Division). Herbalife shall have the obligation to make additional Capital Contributions to the Company to fund the Herbalife Division to the extent required to enable the WFOE to meet on a timely basis all financial obligations incurred by the WFOE on behalf of the Herbalife Division. Leiner shall have the obligation to make additional Capital Contributions to the Company to fund the Leiner Division to the extent required to enable the WFOE to meet on a timely basis all financial obligations incurred by the WFOE on behalf of the Leiner Division. Herbalife shall not be required to make any additional Capital Contributions to fund the capital requirements of the Leiner Division or financial obligations incurred by the WFOE on behalf of the Leiner Division, and Leiner shall not be required to make any additional Capital Contributions to fund the capital requirements of the Herbalife Division or the financial obligations of the WFOE incurred on behalf of the Herbalife Division.

      (b) Herbalife and Leiner shall be required to make additional Capital Contributions from time to time as directed by the Board of Managers to fund all the capital requirements of the Manufacturing Division and all the financial obligations of the WFOE incurred on behalf of the Manufacturing Division in proportion to the their respective Percentage Interests, except that, notwithstanding any other provision of this Agreement, the maximum amount of capital that Leiner shall be required to contribute to the Manufacturing Division under Article 4.1 (to the extent that any of Leiner's Initial Capital Contributions thereunder is utilized by the Manufacturing Division), this
Article 4.2(b), Article 4.2(e) and Article 4.2(f), together with the Approved Leiner Expenses (if any), shall not exceed Five Million United States Dollars (US$5,000,000).

      (c) The parties hereto acknowledge that the current total investment and registered capital of the WFOE are Sixteen Million Eight Hundred Fifty Nine Thousand United States Dollars (US$16,859,000) and Six Million Seven Hundred Forty Three Thousand and Six Hundred United States Dollars (US$6,743,600), respectively, and that the difference between the amount of total investment and the registered capital may be funded either by loans from the Company, from the Members or from any third party or banks and other financial institution, as directed by the Board of Managers. The Members agree that the preference for providing additional funding to the WFOE, after its original registered capital has been fully contributed, is by way of loans from the

Company, funded by Capital Contributions or loans from the Members, or from bank loans.

      (d) After the Company has paid in the full amount of the approved registered capital of the WFOE, whenever either the Herbalife Division or the Leiner Division needs additional funding for its operations, Herbalife or Leiner, as the case may be, shall submit to the Board of Managers of the Company for approval a proposal outlining the purpose and the amount of the additional funds required and the proposed source of the funds. Provided the Member submitting the proposal agrees to fully fund the increase and the proposal would not materially and adversely affect the overall business of the WFOE, the Members shall cause the Board of Managers to approve the proposal. The Members and the Board of Managers of the Company shall then procure that the Board of Directors of the WFOE approve the same proposal, provided that if the additional funding is to be provided by either of the parties or the Company, and not by a bank or financial institutions, the injection of additional funds to the Company for use by the Herbalife Division or the Leiner Division, as the case may be, shall be by one of the following means, in the order set out below:

            (i) To the extent that the difference between the approved amounts of total investment and registered capital has not been fully funded by loans, the responsible Member for the relevant Division shall either provide a loan or contribute additional capital, in the amount of the additional funds required, to the Company, and the Company shall provide the amount as a loan to the WFOE, which shall then be utilized by the relevant Division.

            (ii) If, at the time additional funds are required by the WFOE. the difference between the then approved amounts of total investment and registered capital has been fully handed by loans, the Members shall cause the Board of Directors of the WFOE to unanimously approve a proposal for an increase in the registered capital and total investment amount of the WFOE. After the application for an increase of registered capital total investment amount has been approved by the PRC Approval Authority, the party responsible for the relevant Division shall either provide a loan or contribute additional capital, in the amount of the additional funds required, to the Company, and the Company shall contribute an amount not to exceed the unfunded portion of increased registered capital to the WFOE as additional capital contribution, which shall then be utilized by the relevant Division.

            (iii) After the approved increase of registered capital of the WFOE has been fully contributed by the Company, the difference between the increased total investment amount and the increased registered capital may be funded by the Member responsible for the relevant Division either by providing a loan or by making additional

Capital Contributions to the Company and the Company shall provide the amount as a loan to the WFOE.

      (e) If the Manufacturing Division requires additional financing for its operation after the Company has paid in the full amount of the approved registered capital of the WFOE, the Deputy General Manager of the Manufacturing Division shall submit to the Board of Managers a proposal outlining and supporting the purpose and the amount of the additional funds required. If the Board of Managers approves the funding request, which approval shall not be unreasonably withheld, the Members shall cause the Board of Directors of the WFOE to approve the funding request. Upon the approval of the Board of Directors of the WFOE, Herbalife and Leiner shall each provide the funds required proportionate to their respective Percentage Interests by any of the methods enumerated in Article 4.2(d) (i) to (iii) as authorized by the Boards, provided that, nothing herein shall require Leiner to contribute, in the aggregate, more than Five Million United States Dollars (US$5,000,000) to the Manufacturing Division pursuant to Article 4.1 (to the extent that any of Leiner's Initial Capital Contribution is utilized by the Manufacturing Division and to the extent that there is any Approved Leiner Expenses), Article 4.2(b), this Article 4.2(e) and Article 4.2(f).

      (f) Each of the Members shall make additional Capital Contributions to the Company to meet the cash requirements of the Manufacturing Division. On the first day of each fiscal quarter of the WFOE, each Member is required to fund, through its Capital Contributions to the Company, any Projected Cash Flow Deficit of the Manufacturing Division (as defined below) for that fiscal quarter as determined at the end of the previous fiscal quarter, provided that nothing herein shall require Leiner to contribute, in the aggregate, more than Five Million United States Dollars (US$5,000,000) to the Manufacturing Division pursuant to Article 4.1 (to the extent that any of Leiner's Initial Capital Contribution is utilized by the Manufacturing Division and to the extent that there is any Approved Leiner Expenses), Article 4.2(b), Article 4.2(e) and this
Article 4.2(f). As used herein, the term "Projected Cash Flow Deficit of the Manufacturing Division" shall mean the additional net cash requirements of the Manufacturing Division after considering all cash sources, uses and available balances arising from the projected performance of the Manufacturing Division for the following fiscal quarter based on a quarterly budget for the relevant quarter prepared by the Deputy General Manager of the Manufacturing Division and approved by the Boards.

      (g) The parties agree that for purposes of fulfilling each Member's obligations to fund the capital and cash requirements of the Manufacturing Division and the financial obligations of the WFOE incurred on behalf of the Manufacturing Division pursuant to Articles 4.2(b), 4.2(e) and 4.2(f), if, at the time any such finding obligation arises, a Distribution Division has excess cash that will not be utilized by such Distribution Division in the following fiscal quarter, then the Member responsible for such

Distribution Division may use such excess cash to fund, in whole or in part, its proportionate share of the Capital Contributions required to be made to the Company for the benefit of the Manufacturing Division by transferring such excess cash from the Distribution Division to the Manufacturing Division, and the excess cash so transferred shall be treated as if it had been distributed to the Member and then re-contributed by the Member to the Company as its Capital Contribution for the benefit of the Manufacturing Division.

      4.3 Capital Accounts.

      (a) There shall be established and maintained for each Member on the books of the Company a capital account (the "Capital Account") in accordance with the following provisions: A separate Capital Account will be maintained for each Member. Each Member's Capital Account will be increased by (1) the amount of money contributed by such Member to the Company; (2) the Gross Asset Value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); (3) allocations to such Member of Net Profit; and (4) items in the nature of income or gain which are specially allocated pursuant to Article 11.2. Each Member's Capital Account will be decreased by (1) the amount of money distributed to such Member by the Company;
(2) the Gross Asset Value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); (3) allocations to such Member of Net Losses; and (4) items in the nature of expenses or losses which are specially allocated pursuant to Article 11.2.

      (b) In the event of a permitted sale or exchange of a Membership Interest in the Company pursuant to Article 12, the Capital Account of the Transferring Member shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

      (c) The manner in which Capital Accounts are to be maintained pursuant to this Article 4.3 is intended to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder and the provisions herein regarding maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with such Regulations. If the Company determines that the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Article 4.3 should be modified in order to comply with Code Section 704(b) and the Treasury Regulations, then notwithstanding anything to the contrary contained in the preceding provisions of this Article 4.3, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital

Accounts shall not materially alter the economic agreement between or among the Members as set forth in this Agreement.

      4.4 No Interest. No interest shall accrue on or be paid by the Company to any Member in respect of the Capital Contributions or Capital Account of such Member.

      4.5 Failure to Make Capital Contributions. If the Board of Managers has determined that an additional Capital Contribution is required from any Member pursuant to Article 4.2(b) or (e) (subject to Leiner's maximum obligation to contribute no more than US$5 million), and if a Member does not timely contribute capital as and when required pursuant to Article 4.2(b) or (e), that Member shall be in default under this Agreement. In such event, the non-defaulting Members may send the defaulting Member written notice of such default, giving it ten (10) days from the date such notice is given to contribute the entire amount of the defaulting Member's required Capital Contribution. If the defaulting Member does not contribute its required capital to the Company within said ten (10) day period, without prejudice to any adjustment to the respective Percentage Interests of the Members pursuant to
Article 9.2, those non-defaulting Members may elect any one or more of the following remedies:

      (a) The non-defaulting Members may advance funds to the Company to cover those amounts which the defaulting Member fails to contribute. Amounts which a non-defaulting Member so advances on behalf of the defaulting Member shall become a loan due and owing from the defaulting Member to such non-defaulting Member and bear interest at a rate equal to the sum of (i) the Prime Rate and
(ii) two percent (2%) per annum. Interest shall accrue from day to day and calculated on the actual number of days elapsed and a 360 day year for the period from the date of the advance to the date when the loan is fully repaid. All cash distributions otherwise distributable to the defaulting Member under this Agreement shall instead be paid to the non-defaulting Members making such advances until such advances and interest thereon are paid in full. In any event, any such advances shall be due and payable by the defaulting on demand by the non-defaulting Members. Any amounts repaid shall first be applied to interest and thereafter to principal. Effective upon a Member becoming a defaulting Member, such Member grants to the non-defaulting Members who advance funds under this Article 4.5(a) a security interest in its Membership Interest to secure its obligation to repay such advances and agrees to execute and deliver a promissory note, together with a security agreement, and such UCC-l financing statements and assignments of certificates of membership (or other documents of transfer) as such non-defaulting Members may reasonably request.

      (b) The Company or the non-defaulting Members may purchase the defaulting Member's entire Membership Interest in accordance with the same terms and conditions as those set forth in Article 12 except that the purchase price shall be an amount equal to eighty percent (80%) of the fair market value of the defaulting Member's Membership Interest determined by an independent appraiser selected by the Board of Managers, the costs of which shall be borne by the defaulting Member.

      (c) The defaulting Members may not have the right, if so determined by the Board of Managers, to receive any distributions from the Company until the non-defaulting Members have first received distributions in an amount equal to the additional capital contributed by each non-defaulting Member to the Company plus simple interest thereon at a rate equal to the sum of (i) the Prime Rate and (ii) two percent (2%) per annum per annum. Interest shall accrue from day to day and calculated on the actual number of days elapsed and a 360 day year for the period from the date the additional Capital Contribution was made by the non-defaulting Member to the date when the loan is fully repaid.

      (d) The defaulting Member may, if so determined by the Board of Managers, lose its voting and approval rights under the Delaware Act, the Certificate and this Agreement until such time as the defaulting Member cures the default.

      (e) If the defaulting Member does not make a required contribution of property, the Company may require the defaulting Member to contribute cash equal to that portion of the fair market value of the contribution that has not been made. This remedy is in addition to, and not in lieu of any other rights, including the right to specific performance, the remedies listed above in this
Article 4.5, or any other rights of the Company or its Members under applicable law.

      Each Member acknowledges and agrees that the remedies described in this
Article 4.5 bear a reasonable relationship to the damages which the Members estimate may be suffered by the Company and the non-defaulting Members by reason of the failure of a defaulting Member to make an additional Capital Contribution and the election of any or all of the above described remedies is not unreasonable under the circumstances existing as of the date hereof. The election of the non-defaulting Members, to pursue any remedy provided in this
Article 4.5 shall not be a waiver or limitation of the right to pursue an additional or different remedy available hereunder or at law or in equity with respect to any subsequent default.

      4.6 Member Loans to Company. Except as otherwise provided herein, no Member shall be required to make any loan or advance to the Company, guarantee or otherwise provide security for any liability of the Company to any third party, or to otherwise provide credit to or on behalf of the Company. Notwithstanding the preceding sentence, the parties agree as follows:

      (a) The Members shall cooperate with each other and the Board of Managers, and enter into such documents as necessary or required, to obtain loans for the Company, or the WFOE, as the case may be, that are determined by the Board of Managers as necessary for the Company's business or operations, provided that, nothing herein shall require a Member to guaranty any obligation of the Company or the WFOE or to make Capital Contributions in excess of those required by this Agreement. All loans from the Members to the Company and from the Company to the WFOE shall be on such terms as the Boards shall approve with the votes of at least two-thirds of the Managers or the Directors, as the case may be, then in office, with the intent that no Member or Division shall obtain more favorable terms than the other Members or Divisions.

      (b) Any Member may voluntarily make a loan or advance to the Company; provided, however, that any such loan or advance is determined by the Board of Managers to be necessary to the business of the Company and the terms and conditions thereof are approved in advance by the Board of Managers. In the event that any Member makes a loan or advance to the Company, the amount of such loan or advance shall be treated as a debt owed by the Company to such Member and not as a Capital Contribution. Unless otherwise agreed by the Members, loans by Members to the Company or the WFOE, or from the Company to the WFOE for the lending Member's Division, shall be repaid pro-rata; provided, however, that no lending Member's loan shall be repaid if by repayment of such loan that Member's Division would be insolvent.

      4.7 No Withdrawal. No Member shall have any right to withdraw any portion of its Capital Contributions or, except as otherwise provided herein, to receive any distributions of cash or property from the Company prior to the dissolution and winding up of the Company.

                                    ARTICLE 5

                     RIGHTS AND DUTIES OF BOARD OF MANAGERS

      5.1 Management.

      (a) The business and affairs of the Company shall be managed by its Board of Managers. Except as set forth herein, the Board of Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incidental to the management of the Company's business and objectives. No one Manager may take or effect any action on behalf of the Company or otherwise bind the Company in the absence of a formal delegation of authority by the Board of Managers to such Manager. Unless authorized to do so by this Agreement or by the Board of Managers, no Member, officer, attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company.

      (b) The Board of Managers may delegate to Herbalife, or such other Person the Board of Managers shall deem appropriate, authority to handle ministerial and administrative matters on behalf of the Company. Such matters shall consist of preparation and filing of tax returns of the Company, preparation and filing of routine legal documents on behalf of the Company (such as filings with the Delaware Secretary of State), sending notices to the Board of Managers and preparation of minutes of the proceedings of the Board of Managers, opening and maintaining bank and other depositary accounts on behalf of the Company, provided that, any checks drawn on behalf of the Company or withdrawal of funds from a Company account in excess of Ten Thousand United States Dollars (US$10,000) or its equivalent in any foreign currency shall require two signatures, one being a Manager appointed by Herbalife and one being a Manager appointed by Leiner. Except as set forth in this Article 5.1(b), the Company shall not delegate any authority or responsibility to Herbalife or any other Person without the approval of not less than two-thirds of the members of the Board of Managers. The fee to be paid to Herbalife in connection with performing the duties described in this Article 5.1(b) shall be an amount determined by the Board of Managers, which shall not exceed Thirty Thousand United States Dollars (US$30,000) in any twelve-month period.

      5.2 Number, Appointment, Tenure. The Board of Managers shall consist of five (5) Managers, three (3) of whom shall be appointed by Herbalife and two (2) of whom shall be appointed by Leiner. Either Member may, with or without cause, remove and replace a Manager appointed by such Member at any time upon notice to other Member. Unless removed earlier by the appointing Member, each Manager shall serve for a term of two (2) years and may serve consecutive terms if so appointed by the appointing Member. If a seat on the Board of Managers is vacated by retirement, resignation, removal, disability or death, the Member that originally appointed such Manager shall appoint a successor. Managers need not be employed by the Members of the Company.

      5.3 No Exclusive Duty to Company. No Manager shall be required to manage the Company as his or her sole and exclusive function and he or she may be an employee of a Member and/or have other business interests and engage in activities in addition to those relating to the Company. No Manager nor any Member shall incur any liability to the Company or to any of the Members as a result of engaging in any other business or venture.

      5.4 Compensation and Reimbursement. No Manager shall be entitled to compensation from the Company for services rendered to the Company as such, except that the Company shall reimburse the Managers for all reasonable expenses incurred by the Managers in connection with their service to the Company, including the costs and expenses for attending meetings of the Board of Managers.

      5.5 Certain Powers of Board of Managers. Without limiting the generality of Article 5.1, the Board of Managers shall have power and authority, after due action, on behalf of the Company:

      (a) to acquire property from any Person as the Board of Managers may determine, whether or not such Person is directly or indirectly affiliated or connected with any Manager or Member;

      (b) to borrow money for the Company on such terms as the Board of Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Board of Managers, or to the extent permitted under the Delaware Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Board of Managers;

      (c) to lend money to the WFOE;

      (d) to employ accountants, legal counsel or other experts to perform services for the Company and to compensate them through the use of Company funds;

      (e) to invest Company funds;

      (f) to execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments, bills of sale; leases; and any other instruments or documents necessary to the business of the Company;

      (g) to enter into any and all other agreements on behalf of the Company, in such forms as the Board of Managers may approve;

      (h) to appoint such agents, officers and delegees as may be necessary or appropriate to the conduct of the business; and

      (i) to open bank accounts in the name and on behalf of the Company and determine who shall have the signatory power over such accounts,

      (j) to do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

      5.6 Meetings of Board of Managers. Meetings of the Board of Managers shall be held upon the request of any two Managers; but in any event, the Board of Managers shall meet at least once every six (6) months. The Board of Managers may designate any place, either within or outside the State of Delaware, as the place of meeting of the Board of Managers. If no designation is made, the place of meeting shall be the principal place of business of the Company. Notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting. A majority of the Board of Managers, including at least one Manager appointed by Herbalife and one Manager appointed by Leiner, shall constitute a quorum at meetings of the Board of Managers. At all meetings of the Board of Managers, a Manager may vote in person or by proxy executed in writing authorizing another Manager to act on his or her behalf. Such proxy shall be filed with the Board of Managers before or at the time of the meeting. If a quorum is present, the affirmative vote of a majority of the Managers then in office shall constitute the act of the Board of Managers, except for matters requiring the affirmative votes of at least two-thirds of the Managers then in office under Article 5.7.

      5.7 Resolutions Requiring Super-Majority Votes. Resolutions on the following matters shall only be adopted with the vote or written consent of at least two-thirds of the Managers then in office:

      (a) Any amendment to, or modification of, the Certificate;

      (b) Any amendment or waiver of any of the provisions of this Agreement;

      (c) The merger, corporate reorganization, acquisition, liquidation, dissolution, or winding up of the Company, or any steps likely to lead to such merger, corporate reorganization, acquisition, liquidation, dissolution, or winding up of the Company;

      (d) The sale, exchange, or other disposition of all, or substantially all, of the Company's assets, including, without limitation, the registered capital of the WFOE;

      (e) The Transfer of all or any portion of a Member's Membership Interest to a third party purchaser pursuant to Articles 12.2(b) and (c), but each Manager's consent to such a transfer shall not be unreasonably withheld;

      (f) The admission of any Person as a new Member other than the admission of an Affiliate of an existing Member pursuant to Article 12;

      (g) The cancellation of a semi-annual meeting of the Board of Managers;

      (h) Any decision not to distribute any amount of the Manufacturing Net Profit within one year of its accrual;

      (i) Approval of the appointment or removal of the General Manager of the WFOE;

      (j) Any borrowing by the WFOE;

      (k) The entry into any agreement or contract not in the ordinary course of business, and the entry into any agreement or contract between the Company and Herbalife or Leiner, or any of their Affiliates, including but not limited to the trademark license agreements, technology license agreements and consulting services agreements to be entered into pursuant to Article 6.13 (a) and (b);

      (l) The adoption of any policy or resolution solely relating to or concerning the operation, business or affairs of only one of the Distribution Divisions or relating to any decision to fund financial obligations on behalf of one of the Distribution Divisions; and

      (m) Any other matters expressly provided under this Agreement as requiring the approval or affirmative votes of no less than or at least two-thirds of the Managers.

      5.8 Other Manner of Acting. Any Manager may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting by means of such equipment shall constitute presence in person at such meeting. Action may be taken without a meeting if the action is evidenced by one or more written consents signed by all of the Managers.

                                    ARTICLE 6

                      MANAGEMENT AND OPERATION OF THE WFOE

      6.1 Board of Directors. The parties hereto acknowledge and agree that the business of the WFOE shall be managed by a Board of Directors in accordance with the WFOE's Articles of Association, PRC law, and consistent with the provisions of this Agreement and the plans and policies adopted by the Company's Board of Managers. The Members shall ensure that the Board of Directors of the WFOE shall have the same number of members as the Board of Managers of the Company and that members of the Board of Managers of the Company at any time shall also serve as members of the Board of Directors of the WFOE.

      6.2 Board Meeting of the WFOE. If any meeting of the Board of Directors of the WFOE is to be held, the Members shall cause the Board of Managers of the Company to hold such a meeting immediately after a meeting of the Board of Managers at the same seating. The Members shall procure that the Managers appointed by each of them shall at all times cause the Board of Directors of the WFOE to vote in favor of all decisions approved by the Board of Managers of the Company.

      6.3 Chairman of the Boards. The Members shall cause the Chairman of the Board of Managers of the Company and the Chairman of the Board of Directors of the WFOE to be the same person (the "Chairman"). The Chairman shall be selected by Herbalife from the Managers and the Members shall cause each of their representatives on the Board of Managers to elect the Manager selected by Herbalife to be the Chairman of the Boards. The Chairman shall be the legal representative of the WFOE. The Chairman shall, when present, preside at all meetings of the Board of Managers and the Board of Directors. He shall also have such powers and perform such duties as are specified in this Agreement and as may from time to time be assigned to him by the Board of Managers.

      6.4 General Manager. The WFOE shall have a General Manager who shall be appointed by the affirmative votes of at least two-thirds of the Directors then in office, shall serve a term of two years, and may serve consecutive terms if re-appointed by the Board of Directors. The parties agree that the first General Manager shall be Mr. Merv Stark. The General Manager shall be responsible for such matters as may be required of the General Manager by PRC law and regulations, including but not limited to signing and execution of agreements and other documents for and on behalf of the WFOE as required by PRC law and regulations or as shall be expressly delegated by the Board of Directors with the approval of at least two-thirds of the Directors. The day-to-day operation and active management of each of the Divisions shall, to the maximum extent permitted by law, vest in the Deputy General Manager of the relevant Division as provided in Article 6.8. The General Manager may be stationed outside of the WFOE's principal place of business or branch offices.

      6.5 Divisions of WFOE. The Members shall cause the following divisions and departments to be established in the WFOE:

      (a) Herbalife Division. The Herbalife Division, sometimes referred to herein as the Distribution Division of Herbalife, shall be responsible for the distribution of Herbalife's line of products, including those products manufactured by the WFOE, and the profits, losses and management of which shall be the sole responsibility of Herbalife.

      (b) Leiner Division. The Leiner Division, sometimes referred to herein as the Distribution Division of Herbalife, shall be responsible for the distribution of Leiner's line of products, including those products manufactured by the WFOE, and the profits, losses and management of which shall be the sole responsibility of Leiner.

      (c) Manufacturing Division. The Manufacturing Division shall be responsible for (i) the manufacturing of nutritional and personal care products of the WFOE, and (ii) the sourcing in the PRC of raw materials, ingredients and packaging materials for the nutritional and personal care products of the WFOE, and if requested by the Members, for the Members' lines of products. The profits and losses of the Manufacturing Division shall be shared by the parties as provided in Article 11.1(c). The management of the Manufacturing Division shall be the primary responsibility of the Deputy General Manager of the Manufacturing Division in accordance with an annual budget of the Manufacturing Division submitted to and approved by the Boards. The Deputy General Manager of the Manufacturing Division shall cause an annual budget of the Manufacturing Division to be prepared and submitted to the Boards for approval at least thirty
(30) days prior to the beginning of each new Fiscal Year.

      6.6 No Subsidy of Loss Among Divisions. The Members acknowledge that it is their intention that the WFOE shall be operated in such a way that the profits of one Division must not be used to subsidize the losses or lack of profit of the other Division(s).

      6.7 Close Down of a Division.

      (a) In the event that the Board of Managers determines in good faith that for compelling financial or business reasons which have had, or are reasonably expected to have, a material adverse effect on the WFOE, a Division of the WFOE should be closed down, the Members shall cause their respective nominees on the Board of the Directors to vote in favor of that decision and, except in the case where the Member responsible for the Division to be closed down exercises its right to purchase the assets of its Division as set forth below, shall cause the said Division to be closed down by having the Member responsible for the Division to be closed down sell or liquidate all of the assets and pay off all of the liabilities of said Division as soon as reasonably practicable. If necessary, the responsible Member of the Division to be closed down shall contribute additional funds to the Company in order for the WFOE to pay off all of the liabilities and to fulfill all of the outstanding financial obligations of the WFOE incurred on behalf of the Division. If the Board of Managers directs that the Herbalife Division is to be closed down, then Herbalife shall have the right to purchase any or all of the assets belonging to the Herbalife Division if it notifies the Board of Managers of its election to do so within thirty (30) days after the Board of Managers resolves to close down the Herbalife Division. If the Board of Managers directs that the Leiner Division is to be closed down, then Leiner shall have the right to purchase any or all of the assets belonging to the Leiner Division if it notifies the Board of Managers of its election to do so within thirty (30) days after the Board of Managers resolves to close down the Leiner Division. If

Herbalife or Leiner so elects to purchase the assets of a Division which is to be closed down, then the schedule to close down that Division shall be structured to permit Herbalife or Leiner, as the case may be, to form a new legal entity in the PRC and obtain the requisite licenses for conducting business in the PRC with the purchased assets provided that, in no event shall the time period allowed to close down a Division exceed twelve (12) months. The price to be paid by the Member electing to purchase the assets of the Division to be closed down shall be the book value of such assets.

      (b) At any time during the term of the WFOE, Herbalife or Leiner (the "responsible Member") shall have the right to voluntarily close down the Herbalife Division or the Leiner Division, as the case may be, by giving at least thirty (30) days prior written notice to the other Member and the Boards. The other Member shall have the right to purchase any of the fixed assets (excluding any finished inventory) belonging solely to the Division to be closed down by giving written notice to the responsible Member and the Boards within thirty (30) days after the date of the closing down notice from the responsible Member. The price to be paid by the other Member electing to purchase such fixed assets shall be the fair market value of such fixed assets. If the Members cannot agree on the fair market value of such fixed assets, such value shall be determined by an independent international accounting firm, whose costs shall be borne by the Members equally. If the other Member does not or fails to exercise its right of purchase as aforesaid, then the responsible Member shall cause the Division to be closed down as soon as reasonably practicable by selling or liquidating all of the assets and paying off all of the liabilities of the Division. If necessary, the responsible Member of the Division to be closed down shall contribute additional funds to the Company in order for the WFOE to pay off all of the liabilities and to fulfill all of the outstanding financial obligations of the WFOE incurred on behalf of the Division.

      (c) In the event of any change of current PRC law and policy which would permit foreign invested enterprises to sell products, including products sold by the WFOE, that are not manufactured by such foreign invested enterprises, then each Member shall, subject to the provision below, have the right to voluntarily close down its Distribution Division and transfer all of the assets of the Distribution Division to be closed down to another legal entity formed by such Member in the PRC or an Affiliate of such Member in the PRC ("Distributing Company"), by giving at least thirty (30) days prior written notice to the other Member and the Boards. After receipt of such a notice, the Members shall negotiate in good faith and agree on the respective maximum aggregate amounts of additional investment each Member is required to make to the Manufacturing Division or the WFOE after the close down of the relevant Distribution Division(s) pursuant to this Article 6.7(c). In addition, the Members shall procure that each Distributing Company enter into a supply or sale and purchase agreement with the WFOE, under the terms of which the Distributing Company shall, after the close down of the relevant Distribution Division(s), purchase its respective products that can be manufactured by the WFOE based on the WFOE's manufacturing capability at the time of the close down of the relevant Distribution Division(s), on substantially the same terms as those purchases made between the relevant Distribution Division(s) and the Manufacturing Division prior to the close down of said Distribution Division(s).

      (d) If the Herbalife Division is to be closed down, either as directed by the Board of Managers pursuant to Article 6.7(a) above or voluntarily pursuant to Article 6.7(b) or (c) above, or if Herbalife decides to put the business of the Herbalife Division into dormancy, then Herbalife shall bear (i) all of the costs and expenses relating to the closing down of the Herbalife Division, and
(ii) all of the actual out-of-pocket costs and expenses incurred specifically to service or to maintain the Herbalife Division in dormancy as agreed upon by the Members. If the Leiner Division is to be closed down, either as directed by the Board of Managers pursuant to Article 6.7(a) above or voluntarily pursuant to Articles 6.7(b) or (c) above, or if Leiner decides to put the business of the Leiner Division into dormancy, then Leiner shall bear (i) all of the costs and expenses relating to the closing down of the Leiner Division, and (ii) all of the actual out-of-pocket costs and expenses incurred specifically to service or to maintain the Leiner Division in dormancy as agreed upon by the Members.

      6.8 Deputy General Manager. Each of the WFOE's Divisions shall be headed by a Deputy General Manager who shall, to the maximum extent permitted by PRC law, be responsible for the day-to-day operation and active business of the relevant Division and for implementing plans and policies of the Boards. The Deputy General Managers shall report to the Board of Directors but shall also at the same time inform, and provide copies of all information and documents so communicated to the Board of Directors to, the General Manager. The Deputy General Manager of the Herbalife Division shall be selected by Herbalife, the Deputy General Managers of the Leiner Division and the Manufacturing Division shall be selected by Leiner, and the Members shall cause their respective representatives on the Board of Directors to appoint all of the Deputy General Managers so selected by the Members. The Deputy General Manager of each Division shall be the chief operating officer of the relevant Division and shall decide on all matters relating to the operation of that Division except for matters relating to the WFOE that are specifically provided herein as to be decided by the Board of Directors or the General Manager. The Deputy General Manager shall have the authority to sign any contract, agreement or other document relating solely to the business and operation of his or her responsible Division, except where such document is required by PRC law or regulation to be signed by the General Manager, then such document shall be co-signed by the General Manager. Where a joint signature is required, the General Manager shall exert its best efforts to promptly execute and deliver the requested document unless the General Manager determines in good faith that such actions would violate any applicable law, regulation or government policy, or would be inconsistent with any business plan, policy or resolution adopted by the Boards or any provisions of this Agreement or any other agreement between the parties hereto. In such event, the General manager shall immediately report the matters to the Board of Directors which may direct the General manager to co-sign the document if it determines in good faith that the document to be signed and the actions contemplated thereunder are not illegal under applicable law, regulation or policy, or are not inconsistent with any business plan, policy or resolution adopted by the Boards or any provisions of this Agreement or any other agreement between the parties hereto.

      6.9 The Chief Accountant. The WFOE shall have a Chief Accountant who shall be appointed by the Board of Directors. The Chief Accountant shall be the chief financial officer of the WFOE. The Chief Accountant shall: (i) have charge and custody of and be responsible for all funds of the WFOE other than those allocated to the each of the WFOE's Divisions; (ii) receive and give receipts for moneys due and payable to the WFOE from any source whatsoever, and deposit all such moneys in the name of the WFOE or a WFOE's Division in such banks, trust companies or other depositories as shall be selected by the Board of Directors; (iii) supervise the keeping of financial records and the preparation of financial statements of each of the WFOE's Divisions and the WFOE, and (iv) in general perform all the duties incident to the office of Chief Accountant and such other duties as from time to time may be assigned to him by the General Manager or by the Board of Directors.

      6.10 Salaries. The salaries and other compensation of the officers and other employees of the WFOE shall be fixed from time to time by the Board of Directors, and no officer or employee shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the WFOE or a Manager of the Company.

      6.11 Annual Operating Plan and Budgets. As soon as practicable following the Effective Date, the parties hereto shall procure that the Boards approve the WFOE's initial annual divisional operating plans attached hereto as SCHEDULE B. The parties hereto shall procure that the WFOE prepare rolling four-year divisional capital plans and annual divisional and consolidated operating plans of the WFOE in accordance with the provisions set forth in Part III of SCHEDULE C.

      6.12 Transfer Pricing of the Manufacturing Division.

      (a) For purposes of determining the Net Profit or Net Loss of the WFOE's Divisions, on the internal accounts of the Divisions to be prepared by the Company, the Manufacturing Division shall charge, and receive payment from, the Herbalife Division and the Leiner Division, a price for each of the finished products manufactured by the Manufacturing Division for such Divisions, so that the Manufacturing Division shall have a gross margin equal to twenty percent (20%) of the Transfer Price (as defined in Part I, Section B of SCHEDULE C) from the "sale" of such products to the Herbalife Division or the Leiner Division, as the case may be, as more particularly illustrated in
Part I, Section B of SCHEDULE C. For such accounting purposes, a "sale" of a product from the Manufacturing Division shall be deemed to take place when the Manufacturing Division finishes the production of the product and the product is ready for sale by the Herbalife Division or the Leiner Division, as the case may be.

      (b) The Manufacturing Division shall charge a minimum price for the procurement of, processing, manufacturing and sale of semi-processed materials by the WFOE to either of the Members, any Affiliate of either Member, or any third party, in accordance with the pricing policy set forth in SCHEDULE D.

      6.13 License Agreements.

      (a) Herbalife and Leiner shall, subject to the approval of the Boards, enter into such trademark license and/or technology license with the WFOE as may be required for the operation of the WFOE, under the terms of which the WFOE shall pay a license fee and/or royalty at a reasonable rate determined by the Boards as may be approved by the local counterpart of MOFTEC.

      (b) Herbalife shall, subject to the approval of the Boards, enter into a marketing consulting services agreement with the WFOE, under the terms of which Herbalife shall provide marketing, training and other non-maintenance support services to the WFOE in consideration for a service fee payable by the WFOE. Leiner shall, subject to the approval of the Boards, enter into a manufacturing consulting services agreement with the WFOE in consideration for a service fee payable by the WFOE.

      (c) Any technology license agreement entered into between Herbalife or Leiner and the WFOE pursuant to Article 6.13(a) above shall be submitted for approval by, and registration with, the relevant local counterpart of MOFTEC, within ten (10) days after their execution. Any trademark license agreement entered into between Herbalife or Leiner and the WFOE shall be registered with the Office of Trademarks and Patents of the PRC within ten (10) days after their execution.

      (d) The license fees, royalties and service fees payable by the WFOE under any technology or trademark license agreement and any consulting services agreement shall, for the purposes of the WFOE's and the Divisions' internal accounting and the determination of Herbalife Net Profit or Net Loss, or Leiner Net Profit or Net Loss, be allocated as the expenses of the Herbalife Division, or the Leiner Division, as the case may be, which utilizes the relevant technology, trademark or services so licensed or provided, and if any of such technology or service is utilized by the Manufacturing Division, the license fees and royalties shall be charged as expenses to Herbalife and Leiner in accordance with the provisions of Part I, Section B of SCHEDULE C under the definition of "Fixed Factory Costs" for the purposes of determining the Herbalife Net Profit or Net Loss, and the Leiner Net Profit or Net Loss, respectively.

      6.14 Termination of the WFOE. Upon the expiration of the term of the WFOE, or upon the termination or dissolution of the WFOE upon the occurrence of any of the termination events set forth in the Articles of Association of the WFOE, at the election of either Herbalife or Leiner or both, the parties hereto shall, to the extent permitted by law, procure that the Board of Managers of the Company, the Board of Directors of the WFOE and the liquidation committee of the WFOE take such actions so as to preserve the integrity of the assets of the WFOE and either party may purchase the assets of its Division of the WFOE instead of liquidating the assets for distribution of sales proceeds to the Company.

      6.15 Financial Operating Policies and Procedures. The Members agree that the Financial Operating Policies and Procedures attached hereto as SCHEDULE C shall govern certain financial and accounting matters of the Company and the WFOE as specified therein.

      6.16 Ownership of Formulae etc. The parties hereto agree that all formulae, know-how, trade secrets, patents, copyrights, trademarks and all other similar proprietary rights (collectively, the "Intellectual Property Rights") developed by either the Herbalife Division or the Leiner Division shall be deemed to be owned by Herbalife or Leiner, as the case may be. Upon the termination or dissolution of the WFOE, the parties shall cause the Board of Directors or the liquidation committee of the WFOE to distribute such Intellectual Property Rights to the Company, which shall in turn immediately distribute such Intellectual Property Rights to Herbalife or Leiner, as the case may be. Each party hereto covenants to the other party that it will not, and it shall cause its respective Division in the WFOE not to, use the Intellectual Property Rights of the other party at any time during and after the existence of the WFOE.

                                    ARTICLE 7

                        RIGHTS AND OBLIGATIONS OF MEMBERS

      7.1 Limitation of Liability. A Member shall not be personally liable to creditors of the Company for any debts, obligations, liabilities or losses of the Company, whether arising in contract, tort or otherwise, beyond such Member's Capital Contributions under Articles 4.1 and 4.2 and any additional Capital Contributions made by such Member pursuant to the provisions of Article
6.7 and 11.12, except as otherwise required by law.

      7.2 List of Members. Upon the written request of any Member, the Board of Managers shall provide a list showing the names and addresses of all Members.

      7.3 Company Books. In accordance with Article 11.8 herein, the Board of Managers shall maintain and preserve, during the term of the Company, the accounts, books and other relevant Company documents. Upon reasonable written request, each Member and its duly authorized representative shall have the right, at a time during ordinary business hours, as reasonably determined by the Board of Managers, to inspect and copy such Company documents (at the requesting Member's expense) which the Board of Managers, in its discretion, deems appropriate for any purpose reasonably related to the requesting Member's Membership Interest.

      7.4 Priority and Return of Capital. Except as may be expressly provided in
Article 11, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profit, Net Loss or distributions; provided that this Article 7.4 shall not apply to (i) the repayment by the Company of loans (as distinguished from Capital Contributions) which a Member has made to the Company, and (ii) the payment of royalties, license fees or service fees payable to Herbalife and Leiner by the WFOE.

      7.5 No Preemptive Rights. Except as otherwise provided herein, no Member shall have any preemptive or preferential right, including any such right with respect to (a) additional Capital Contributions; (b) issuance or sale of Membership Interests, whether unissued or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued Membership Interest; (d) issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Company.

      7.6 No Withdrawal or Resignation. No Member shall have the right to withdraw, retire or voluntarily resign as a Member of the Company prior to the dissolution and winding up of the Company and any withdrawal, retirement or resignation by a Member shall constitute a breach of this Agreement.

      7.7 Payments to Members. Except as specified in this Agreement, no Member or Affiliate of such member is entitled to remuneration for services rendered or goods provided to the Company or the WFOE. However, the Company shall reimburse the Members and their Affiliates for organizational expenses (including, without limitation, legal and accounting fees and costs) incurred to form the Company and to prepare the Certificate and this Agreement and, as approved by the Members, for the actual cost of goods and materials used by the Company.

         7.8 Indemnification. The Company shall indemnify and hold harmless each Member for any act taken in its capacity as a Member, other than acts that involve a breach of fiduciary duty. The standard of the fiduciary duties a Member owes to the Company and to its Members are those of a partner to a partnership and to the partners of the partnership.

         7.9 Competing Activities. Each Member shall engage the services of the Manufacturing Division whenever it or its Affiliates purchases directly from the PRC raw materials, ingredients, semi-finished products, finished products and packaging materials for its lines of products or business, whether to be sold in the PRC market or abroad, to the extent that the Manufacturing Division has the capability to process such materials. Each Member shall use its best efforts to create business for the export of products manufactured by the WFOE. Subject to the preceding sentences, the Members and their Affiliates may engage or invest in any activity, other than those that might be in direct competition with the Company or the WFOE in the PRC. Neither the Company nor any Member shall have any right in or to such other activities or to the income or proceeds derived therefrom. No Member shall be obligated to present any investment opportunity to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. Each Member shall have the right to hold any investment opportunity for its own account or to recommend such opportunity to persons other than the Company. The Members acknowledge that certain Members and their Affiliates own and/or manage other businesses, including businesses that may compete with the Company and for the Members' time. Each Member hereby waives any and all rights and claims which he or she may otherwise have against the other Members and their Affiliates as a result of any of such activities.

         7.10 Transactions between the Company and the Members. Notwithstanding that it may constitute a conflict of interest, the Members and their Affiliates may engage in any transaction with the Company or the WFOE so long as such transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those that are generally available from persons capable of similarly performing them or if Members holding a majority of the Membership Interests held by the Members having no interest in such transaction (other than their interests as Members) approve the transaction in writing.

         7.11 No Voting Rights. The Members shall have no voting rights with respect to matters relating to the management and affairs of the Company or the WFOE, except through the appointment of their designated Managers in accordance with Article 5.2 and the amendment of this Agreement.

                                    ARTICLE 8

                      STANDARD OF CARE AND INDEMNIFICATION
                       OF MANAGERS, OFFICERS AND EMPLOYEES

         8.1 Standard of Care. No Manager or officer shall be liable to any Member or to the Company by reason of the actions of such person in the conduct of the business of the Company except for fraud, gross negligence or willful misconduct.

         8.2 Indemnification of Managers, Officers and Employees. The Company shall, to the fullest extent to which is it empowered to do so by the Delaware Act or any other applicable law, indemnify and make advances for expenses to any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Manager, officer or employee of the Company, against losses, damages, expenses (including attorneys' fees), judgments, fines and amounts reasonably incurred by him or her in connection with such action, suit or proceeding.

                                    ARTICLE 9

                       PERCENTAGE INTERESTS AND ADJUSTMENT

         9.1 Percentage Interests. With effect from the Effective Date, the initial respective Percentage Interests of the Members shall be as set forth below, which interests may only be adjusted from time to time in accordance with
Article 9.2:

                  (a)      Herbalife: 60%; and

                  (b)      Leiner: 40%.

         9.2 Adjustment of Percentage Interests. Upon the occurrence of any of the following events (each an "Adjustment Event"), the Percentage Interests of the Members shall be adjusted so that the Percentage Interest of each Member shall be the percentage calculated by dividing the aggregate Capital Contributions of such Member to the Manufacturing Division as at the time immediately after the occurrence of the Adjustment Event by the total amount of both Members' Capital Contributions to the Manufacturing Division as at the time immediately after the occurrence of the Adjustment Event:

         (a) Either Member's failure to make the additional Capital Contribution to meet the cash requirements of the Manufacturing Division in proportion to its Percentage Interest as required under Article 4.2(f);

         (b) Either Member's failure to contribute additional capital to the Company for the purpose of finding the capital requirements of the Manufacturing Division and all the financial obligations of the WFOE incurred on behalf of the Manufacturing Division in proportion to the its Percentage Interest (subject to the Members' agreement that Leiner is only required to contribute capital to the Company for purposes of finding the Manufacturing Division up to a maximum amount of Five Million United States Dollars (US$5,000,000); or

         (c) In the event that the Manufacturing Division is in need of additional capital but Leiner chooses not to contribute more than its maximum capital amount of Five Million United States Dollars (US$5,000,000) to the Company to find the Manufacturing Division but Herbalife contributes additional capital to the Company to fund any of such additional capital requirements of the Manufacturing Division.

         Except as provided in Articles 9.1 and 9.2, the Percentage Interests shall not be adjusted in any other event. Herbalife and Leiner agree that that their Capital Contributions to the Herbalife Division and Leiner Division, respectively, shall not change their respective Percentage Interests.

         9.3 Right to Terminate this Agreement and Right of Purchase.

         (a) Subject to Article 4.5, whenever a Member's Percentage Interest falls below ten percent (10%), that Member (the "Terminating Member") shall have an option to terminate this Agreement, subject to the other Members' right of purchase described in paragraph (b) below.

         (b) The Terminating Member shall give written notice to the other Members (the "non-terminating Members") of its intention to terminate this Agreement if none of the other Members exercises the right to purchase the Terminating Member's Percentage Interest within ninety (90) days after receiving the written notice. The non-terminating Members, and each of them shall, on a basis pro rata to their Percentage Interests or on a basis pro rata to the Percentage Interests of those other Members exercising their right of purchase, have the right to purchase all (but not less than all) of the Percentage Interest of the Terminating Member by giving written notification to the Terminating Member of their intention to do so within ninety (90) days after receiving the written notice from the Terminating Member. The failure of the non-terminating Members to so notify the Terminating Member of their desire to exercise their right of purchase within said ninety (90) day period shall result in the termination of this Agreement, the dissolution of the Company and the WFOE.

         (c) In the event that the non-terminating Members (or any one or more of the non-terminating Members) give written notice to the Terminating Member of their desire to exercise their right to purchase all of the Terminating Member's Percentage Interest in the Company, the purchase price shall be eighty percent (80%) of the Terminating Member's Capital Account. The non-terminating Members shall have the right to designate the time, date and place of closing, provided that the date of closing shall be within six (6) months after the date of the non-terminating Members' written notice to the Terminating Member of their desire to exercise their right of purchase as aforesaid.

                                   ARTICLE 10

               ACCOUNTING; PROFITS AND LOSSES OF WFOE'S DIVISIONS
                        AND MEMBERS' FUNDING OBLIGATIONS

         10.1 Divisional Accounting. In addition to the preparation of financial statements as required by, and in accordance with, PRC laws and regulations, the WFOE shall prepare separate calculations of the Net Profit or Net Loss for each of the WFOE's Divisions in accordance with the provisions of Articles 6.12 and 6.13, Schedule C and any other relevant provisions of this Agreement.

         10.2 Divisional Gain or Loss Upon Sale of Assets.

         (a) In the event of the sale of all or part of the assets of more than one Division, or of all or part of the assets of one or more Divisions together with other assets of the WFOE, for purposes of determining the gain or loss of each of the Divisions, the sales proceeds shall be allocated among the assets sold in accordance with their relative fair market values as agreed by the Members. If the Members cannot agree on such relative fair market values, such determination shall be made by an independent international accounting firm at the expense of the WFOE.

         (b) In the event of the sale of any asset belonging solely to any one of the Divisions, the gain, loss and proceeds of such sale shall be allocated to the relevant Division to which the asset belonged.

         10.3 Appraisal of the Assets of the Company and of the WFOE. In the event that all or substantially all of the assets of the Company or of the WFOE are to be sold under the terms of this Agreement, the price for the sale of such assets shall be based upon the fair market value of the assets of each of the Divisions. If the Members cannot agree on the fair market value of the assets of each of the Divisions, such value shall be determined by an independent international accounting firm at the expense of the WFOE.

                                   ARTICLE 11

                     ALLOCATIONS, INCOME TAX, DISTRIBUTIONS,
                              ELECTIONS AND REPORTS

         11.1 Allocations of Net Profit and Net Loss. The Net Profit or Net Loss shall be allocated between the Members as follows:

         (a) Herbalife Net Profit or Net Loss shall be allocated one hundred percent (100%) to Herbalife.

         (b) Leiner Net Profit or Net Loss shall be allocated one hundred percent (100%) to Leiner.

         (c) (i) Manufacturing Net Profit shall first be allocated to Herbalife to the extent of any Manufacturing Net Loss allocated to Herbalife pursuant to
Article 11.l(c)(iii), but only if the Percentage Interests of the Members have not been adjusted pursuant to Article 9.2 in connection with Herbalife's finding of such Manufacturing Net Loss.

             (ii) Manufacturing Net Profit or Net Loss shall next be allocated between Herbalife and Leiner in proportion to their respective Percentage Interests prevailing at the time of the allocation.

             (iii) Notwithstanding the provisions of Article 11.1(c)(ii), no Manufacturing Net Loss shall be allocated to Leiner to the extent such allocation would create or increase a deficit in the "Leiner Manufacturing Division Adjusted Capital Account". For purposes of the preceding sentence, "Leiner Manufacturing Division Adjusted Capital Account" means the portion of Leiner's Capital Account allocable to the Manufacturing Division, increased by any amounts that Leiner is obligated (or deemed obligated pursuant to the penultimate sentences of Treasury Regulations Sections l.704-2(g)(l) and 1.704-2(i)(5)) to contribute or restore to the Manufacturing Division. Any Manufacturing Division Net Loss that is not allocated to Leiner because of the application of this Article 11.1(c)(iii) shall be allocated to Herbalife. By way of illustration, the Leiner Manufacturing Division Adjusted Capital Account shall include any part of the Five Million United States Dollars (US$5,000,000) that Leiner remains obligated to contribute to fund the Manufacturing Division pursuant to Articles 4.1 and 4.2.

         11.2 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 11:

         (a) Special Allocations.

            (i) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(f), and notwithstanding any other provision of this Article 11, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, as determined under Treasury Regulation Section 1.704-2(g). The items to be allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This
                  Article 11.2(a)(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

            (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), and notwithstanding the any other provision of this Article 11, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation
                  Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Article 11 .2(a)(ii) is
                  intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Treasury Regulation
                  Section 1.704-2(i) and shall be interpreted consistently therewith.

            (iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any
                  Nonrecourse Deductions for any Fiscal Year shall be attributed to the Divisions in accordance with the principles of Article 11.2(c) and allocated between the Members in the same manner that the Net Profits of such Division are allocated under
                  Article 11.1. Any Partner Nonrecourse Deductions for any
                  Fiscal

                  Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Treasury Regulation
                  Section 1.704-2(i).

            (iv) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event causes such Member to have a deficit in its Capital Account (which for this purpose shall be increased by any amounts that such Member is obligated, or is deemed obligated pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5), to contribute or restore to the Company and decreased by the items described in Treasury Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6)),
                  items of income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such deficit as quickly as possible; provided, however, that an allocation shall be made under this Article 11.2(a)(iv) only if and to the extent that such deficit would exist after all other allocations provided for in this Article 11 had been tentatively made as if this Article 11.2(a)(iv) were not in the Agreement.

         (b) Curative Allocation. The allocations set forth in Articles 11.2(a) (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Article 11.1, the Regulatory Allocations shall be taken into account if necessary in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

         (c) Divisional Application.

                  (i) Nonrecourse Deductions and Partner Nonrecourse Deductions. For purposes of making the allocations set forth in Articles 11.2(a)(iii), debt shall first be allocated among the Divisions on the basis of the use of the proceeds of such debt (or, if debt cannot be allocated among the Divisions on such basis, on such other basis as the Board of Managers reasonably determines) and the deductions attributable to such debt shall be attributed to the corresponding Division.

                  (ii) Chargebacks. For purposes of making the allocations set forth in Articles 11.2(a)(i) and (ii), items of income or gain shall, to the extent possible, be charged back from the same Division that produced the corresponding Nonrecourse Deductions or Partner Nonrecourse Deductions (or, if the income or gain cannot be charged back on such basis, on such other basis as the Board of Managers reasonably determines).

         11.3 Tax Allocations.

         (a) In General. Except as otherwise provided in this Article 11.3, for income tax purposes each item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated in accordance with the provisions set forth in Articles 11.1 and 11.2.

         (b) Allocations Respecting Section 704(c) Reevaluations. Tax Items with respect to Company property that is contributed to the Company by a Member shall be shared among the Members for income tax purposes pursuant to Treasury Regulations promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Company and its initial Gross Asset Value. With respect to Company property, if any, that is initially contributed to the Company upon its formation, such variation between basis and initial Gross Asset Value shall be taken into account using a method chosen by the Board of Managers consistent with the Treasury Regulations. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of tax items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Treasury Regulation under the same method.

         11.4 Allocations With Respect to Changes in Membership Interests. If any Membership Interest is transferred, or is increased or decreased during any Fiscal Year by reason of the admission of a new Member or otherwise, each item of income, gain, loss, deduction, or credit for such Fiscal Year shall be allocated among the Members in accordance with any method, as determined by the Board of Managers, permitted by Code Section 706(d) and the Treasury Regulations promulgated thereunder, in order to take into account the Members' varying interests during such Fiscal Year.

         11.5 Distributions. Distributions and liquidating distributions shall be made as follows:

         (a) Subject to Section 18-607 of the Delaware Act, the Board of Managers may cause the Company to make distributions of cash or other property at such time and in such amounts as shall be determined by the Board of Managers. The parties agree that they shall cause the Boards to distribute any and all of the after-tax net profits of the WFOE (after allocation to statutory reserve fund and employee bonus and welfare funds of the WFOE) to the Members through the Company at the end of each Fiscal Year. Except as otherwise agreed by the parties. such distributions shall be made as follows:

                  (i) first, to the extent that prior distributions with respect to such Net Profit has not been made pursuant to this paragraph (a)(i), to the Members to the extent of and in proportion to the aggregate amount for all periods of Net Profit (net of the aggregate amount of Net Loss) that has been allocated to each;

                  (ii) next, to the Members to the extent of and in proportion to their positive Capital Account balances after giving effect to any distribution under paragraph (i) above;

                  (iii) finally, to the Members in proportion to their respective Percentage Interests prevailing at the time of the distribution.

         (b) Upon liquidation of the Company, liquidating distributions shall be made in accordance with Article 14.2 below.

         (c) The Company may offset damages for breach of this Agreement by a Member whose Membership Interest is liquidated against the amount otherwise distributable to such Member pursuant to this Article 11.5.

         (d) A Member has no right to demand and receive any distribution in a form other than cash.

         (e) All amounts required to be withheld pursuant to the Code or any provision of any foreign, state or local tax law with respect to any distribution or allocation to a Member may, in the sole discretion of the Board of Managers, be treated for all purposes under this Agreement as amounts distributed to such Member pursuant to this Article 11.5 (to be offset against distributions that would otherwise be made to such Member).

         11.6 Accounting Principles. The Company's financial statements shall be prepared and its profit and loss statement shall be determined in accordance with GAAP applied on a consistent basis using the accrual method of accounting.

         11.7 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to a return of its Capital Contribution.

         11.8 Loans to Company. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

         11.9 Records and Report. At the expense of the Company, the Board of Managers shall maintain records and accounts of the operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

         (a) A current list of the full name and last known business or mailing address of each Member and Manager;

         (b) A copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

         (c) Copies of the Company's financial statements and federal, state and local income tax returns and reports, if any, for the three most recent years; and

         (d) Copies of the Company's currently effective written Agreement, as amended.

         11.10 Returns and Other Elections. The Tax Matters Partner (as defined in Article 11.11) shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns or pertinent information therefrom shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year. All elections permitted to be made by the Company under federal or state laws shall be made by the Tax Matters Partner in its sole discretion. In recognition of the fact that the Company expects to be treated as a partnership for U.S. federal income tax purposes, the Members agree to treat their Membership Interest as partnership interests for U.S. federal and state income tax purposes and to report all Company items consistent with the partnership information return.

         11.11 Tax Matters Partner. Herbalife is designated the "Tax Matters Partner" (as defined in Code Section 6231), and is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Partner shall exercise a duty of reasonable care in the discharge of such duties and shall consult with the Members in connection with any material tax elections to be made by the Tax Matters Partner for the Company. The Members agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings.

         11.12 Trapped Profits Reconciliation Payment. At the end of each of the WFOE's fiscal years, in the event that the Distribution Division of one Member (the "Receiving Member") has Trapped Profits (as defined below) in its Distribution Division and the WFOE is unable to distribute the full amount of such Trapped Profits to the Receiving Member by reason of the cumulative net losses of the other Member's Division (the "Paying Member") at the end of such fiscal year, then the Paying Member shall, within ten (10) days of the receipt of a written request by the Receiving Member, make a Capital Contribution (the "Trapped Profits Payment") to the Company, which shall immediately distribute the amount of the Trapped Profits Payment to the Receiving Member. The Paying Member's Capital Account shall be increased by the amount of the Trapped Profits Payment, and the Capital Account of the Receiving Member shall be decreased by the amount of the Trapped Profits Payment. The Receiving Member shall, immediately upon receipt of the Trapped Profits Payment, cause its Distribution Division to transfer cash to the Distribution Division of the Paying Member in an amount equal to the Trapped Profits Payment. The Trapped Profits Payment shall equal the lesser of the following amounts: (i) the Trapped Profits of the Distribution Division of the Receiving Member, and (ii) (A) the cumulative net losses of the Distribution Division of the Paying Member, less (B) all Trapped Profits Payments previously paid by the Paying Member pursuant to this Article
11.12. For purposes of this Article 11.12, the term "Trapped Profits" of the Receiving Member's Distribution Division shall equal the cumulative net profits of such Division (after allocation to statutory reserve and employee bonus and welfare finds of the WFOE as required under PRC law and regulations) in the relevant fiscal year of the WFOE, reduced by the sum of (a) all prior distributions to the Receiving Member pursuant to Article 11.5(a)(i) (including any excess cash that is deemed to have been distributed to the Receiving Member under Article 4.2(g) to the extent that such deemed distribution is made out of the net profits of the Receiving Member's Distribution Division), and (b) all Trapped Profits Payments previously made to the Receiving Member pursuant to this Article 11.12. The parties agree that the profits and losses of the Manufacturing Division shall be ignored for purposes of calculating the Trapped Profits Payment under this Article 11.12, and that to the extent that the WFOE has any after-tax net profits after allocation to its statutory funds, such net profits shall be distributed first before the Trapped Profits Payment is made pursuant to this Article 11.12.

                                   ARTICLE 12

                 TRANSFER AND ASSIGNMENT OF MEMBERSHIP INTEREST

         12.1 General. No Member shall Transfer any of its Membership Interest, except in accordance with the provisions contained herein. Any Transfer pursuant to this Article 12 shall only be effective to the extent set forth in this
Article 12. Each Member hereby acknowledges the reasonableness of the restrictions on the Transfers of Membership Interests imposed by this Agreement in view of the Company purposes and the relationship of the Members. Accordingly, the restrictions on Transfers contained herein shall be specifically enforceable. In the event that any Member pledges or otherwise encumbers any of its Membership Interest as security for repayment of a liability, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this Article 12; provided, however, that if such secured party is already a Member, than such Member hereby consents in advance to be bound by the terms hereof in respect of such pledged Membership Interest.

         12.2 Specific Provisions Governing Transfers. The following specific provisions shall apply to any and all Transfers of Membership Interest:

         (a) Transfers to Affiliates Allowed. A Member may Transfer all, but not part, of its Membership Interest to an Affiliate at any time without the consent of the other Members. The Members expressly agree that a Member may, pursuant to this Article 12.2(a), Transfer its Membership Interest to an Affiliate which subsequently offers any of such Affiliate's shares for sale in an initial public offering of such Affiliate's shares.

         (b) No Transfer in First Four (4) Years Except to Affiliates. No Member shall Transfer any of its Membership Interest within four (4) years after the Effective Date without the prior written consent of the other Members, except for the Transfer of its Membership Interest to an Affiliate of the Member pursuant to the provisions of Article 12.2(a) above.

         (c) Transfers after Four (4) Years. At any time after the fifth (5th) anniversary of the Effective Date, a Member may Transfer all or any portion of its Membership Interest to a third party purchaser (including another existing Member) with the prior written consent of the other Members and subject to the other Members' right of first refusal as set forth in Article 12.3.

         12.3 Right of First Refusal.

         (a) At any time after the fifth (5th) anniversary of the Effective Date, a Member that desires to sell all or any portion of its Membership Interest in the Company) (a "Selling Member") to a third party purchaser (including another existing Member), after obtaining the prior written consent of the other Members to such sale, shall obtain from such third party purchaser a bona fide written offer to purchase such interest, stating the terms and conditions upon which the purchase is to be made and the consideration offered therefor. The Selling Member shall give written notification to the remaining Members, by certified mail, express overnight courier or personal delivery, of its intention to so transfer such interest, furnishing to the remaining Members a copy of the aforesaid written offer to purchase such interest.

         (b) The remaining Members, and each of them shall, on a basis pro rata to their Percentage Interests or on a basis pro rata to the Percentage Interests of those remaining Members exercising their right of first refusal, have the right to exercise a right of first refusal to purchase all (but not less than all) of the interest proposed to be sold by the Selling Member upon the same terms and conditions as stated in the aforesaid written offer to purchase by giving written notification to the Selling Member of their intention to do so within thirty (30) days after receiving written notice from the Selling Member. The failure of all the remaining Members (or any one or more of them) to so notify the Selling Member of their desire to exercise this right of first refusal within said thirty (30) day period shall result in the termination of the right of first refusal and the Selling Member shall be entitled to consummate the sale of its interest in the Company, or such portion of its interest, if any, with respect to which the right of first refusal has not been exercised, to such third party purchaser.

         (c) In the event the remaining Members (or any one or more of the remaining Members) give written notice to the Selling Member of their desire to exercise this right of first refusal and to purchase all of the Selling Member's interest in the Company which the Selling Member desires to sell upon the same terms and conditions as are stated in the aforesaid written offer to purchase, the remaining Members shall have the right to designate the time, date and place of closing, provided that the date of closing shall be within ninety (90) days after receipt of written notification from the Selling Member of the third party offer to purchase.

         (d) In the event of either the purchase of the Selling Member's Membership Interest a third party purchaser or the gift of an Membership Interest, and as a condition to recognizing one or more of the effectiveness and binding nature of any such Transfer and substitution of a new Member as against the Company or otherwise, the remaining Members may require the Selling Member or gifting Member and the proposed purchaser, donee or successor-in-interest, as the case may be to execute, acknowledge and deliver to the remaining Members such instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts which the remaining Members may deem necessary or desirable to:

                  (i) constitute such purchaser, as an Member;

                  (ii) confirm that the person desiring to be admitted as a Member, has accepted, assumed and agreed to be subject to and bound by all of the terms, obligations and conditions of this Agreement, as the same may have been further amended;

                  (iii) preserve the Company after the completion of such sale, transfer, assignment, or substitution under the laws of each jurisdiction in which the Company is qualified, organized or does business;

                  (iv) maintain the status of the Company as a partnership for federal tax purposes; and

                  (v) assure compliance with any applicable state and federal laws including securities laws and regulations.

         (e) Any Transfer of a Membership Interest or admission of a Member in compliance with this Article 12 shall be deemed effective as of the last day of the calendar month in which the remaining Members' consent thereto was given, or, if no such consent was required pursuant to Article 12.3(f), then on such date that the donee or successor in interest complies with Article 12.3(d). The Selling Member agrees, upon request of the remaining Members, to execute such certificates or other documents and perform such other acts as may be reasonably requested by the remaining Members from time to time in connection with such sale, transfer, assignment, or substitution. The Selling Member hereby indemnifies the Company and the remaining Members against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any transfer or purported transfer in violation of this Article 12.

         (f) A gifting Member may gift all or any portion of its Membership Interest (without regard to Articles 12.3(a) and 12.3(b)), provided, however, that the donee or other successor-in-interest (collectively, "donee") complies with Article 12.3(d) and further provided that the donee is either the gifting Member's spouse, former spouse, or lineal descendent (including adopted children). In the event of the gift of all or any portion of a gifting Member's Membership Interest to one or more donees who are under

25 years of age, one or more trusts shall be established to hold the gifted interest(s) for the benefit of such donee(s) until all of the donee(s) reach the age of at least 25 years.

         12.4 Further Requirements on Transfer. Notwithstanding that a Transfer is otherwise permitted under this Article 12, no Member shall Transfer any of its or his Membership Interest: (i) without registration under applicable federal and state securities laws, or unless it or he delivers an opinion of counsel satisfactory to the other Members that registration under such laws is not required; (ii) if the Membership Interest subject to the Transfer, when added to the total of all other Membership Interests subject to sales or gifts in the preceding twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code; (iii) without any proposed transferee or donee agreeing to be bound by this Agreement; (iv) without the proposed transferee or donee making all representations and delivering all such certificates, evidences or assurances reasonably requested by the other Members; and (v) without the proposed transferee or donee paying any reasonable expenses in connection with its admission as a Member.

         12.5 Effectiveness of Transfer. Any Transfer of any of a Member's Membership Interest in the Company will take effect on the first day following receipt by the Members of written notice that all of the requirements of Article 12 have been met.

                                   ARTICLE 13

                                   NEW MEMBERS

         13.1 Restrictions on Admission of New Members. The Company shall not issue any additional Membership Interests to any Person other than Herbalife, Leiner, or a permitted transferee of an existing Membership Interest in accordance with Article 12, subject to the terms and conditions of this Agreement. For the purpose of this Article 13, a "new Member" shall mean a permitted transferee of an existing Membership Interest in accordance with
Article 12 which is admitted as a Member of the Company.

         13.2 Allocations to New Members. No new Members shall be entitled to any retroactive allocation of any item of income, gain, loss, deduction or credit of the Company. The Board of Managers may, at its option, at the time a Member is admitted, close the Company books (as though the Company's Fiscal Year has ended) or make pro rata allocations of items of income, gain, loss, deduction or credit to a new Member for that portion of the Company's Fiscal Year in which the new Member was admitted, in accordance with the provisions of Code Section 706(d) and the Treasury Regulations promulgated thereunder.

         13.3 Agreement to be Bound by this Agreement. All new Members shall be required to execute, acknowledge and deliver to the other Members such certificates, representations and documents, and to perform all other acts which the Board of Managers may deem necessary or desirable to confirm that such new Members have accepted, assumed and agreed to be subject to and bound by all of the terms, obligations and conditions of this Agreement, as the same may have been further amended.

                                   ARTICLE 14

                           TERMINATION AND DISSOLUTION

         14.1 Dissolution.

         (a) The Company shall be dissolved upon the occurrence of any of the following events:

                  (i) the expiration of the period fixed for the duration of the Company pursuant to Article 3.6;

                  (ii)     the entry of a decree of judicial dissolution under
                           Section 18-802 of the Delaware Act;

                  (iii) the decision by the Board of Managers to dissolve the Company;

                  (iv) the expiration of at least one (1) year's prior written notice given by either Member exercising its right to terminate this Agreement to the other Member at any time after the fifth (5th) anniversary of the Effective Date;

                  (v) at each ten-year anniversary of the Effective Date, upon the expiration of at least one (1) year's prior written notice given by either Member exercising its right to terminate this Agreement to the other Member; or

                  (vi) upon the exercise of a Member's option to terminate this Agreement whenever that Member's Percentage Interest falls below ten percent (10%) and the non-terminating Member does not or fails to exercise its right of purchase in accordance with Article 9.3.

         (b) Dissolution of the Company shall be effective on the day the Company's duration expires or as determined by the Board of Managers, as the case may be, but the Company shall not terminate until the certificate of cancellation shall be filed with the

Secretary of State of the State of Delaware and the assets of the Company are distributed as provided in Article 14.2 below. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members shall continue to be governed by this Agreement.

         14.2     Winding Up, Liquidation and Distribution of Assets.

         (a) Upon dissolution, the Board of Managers may wind up the Company's affairs provided that the Board of Managers has not wrongfully dissolved the Company, but the Court of Chancery, upon cause shown, may wind up the Company's affairs upon application of any Member or his legal representative, and in connection therewith, may appoint a liquidating trustee.

         (b) Upon dissolution, an accounting shall be made of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Board of Managers shall immediately proceed to wind up the affairs of the Company.

         (c) If the Company is dissolved and its affairs are to be wound up, the Board of Managers shall cause the WFOE (unless the WFOE is sold or otherwise transferred by the Company) to liquidate in accordance with the provisions of PRC law and its Articles of Association, cause the Board of Directors to serve on the WFOE's liquidation committee, and shall:

                  (i) Sell or otherwise liquidate all of the Company's assets and the WFOE's assets as promptly as practicable, giving priority to the extent possible under law, to Herbalife to purchase the assets of the Herbalife Division and to Leiner to purchase the assets of the Leiner Division;

                  (ii) Determine and allocate any Net Profit or Net Loss resulting from such sales to the Members' Capital Accounts in accordance with Articles 10.1, 10.2 and 11;

                  (iii) Discharge all liabilities of the Company, including liabilities to Members who are creditors of the Company to the extent permitted by law, excluding liabilities for distributions to Members under
                           Article 11.5; and

                  (iv) Distribute the remaining assets to Members in accordance with the positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs), giving priority to the extent possible under law, to Herbalife in respect of the assets of the Herbalife Division and to Leiner in respect of the assets of the Leiner Division. Any such distributions to the Members in respect of their Capital Accounts shall be made within the time specified in Section 1.704-l(b)(2)(ii)(b)(2) of the Treasury Regulations.

         (d) Upon completion of the winding up, liquidation and distribution of the assets of the Company, the Company shall be deemed terminated.

         (e) The Board of Managers shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

         14.3 Certificate of Cancellation. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, a certificate of cancellation shall be executed by one or more authorized persons, which certificate shall set forth the information required by the Delaware Act. A certificate of cancellation shall be filed with the Secretary of State of the State of Delaware to accomplish the cancellation of the Certificate of the Company upon the dissolution and completion of the winding up of the Company.

         14.4 Effect of Filing of Certificate of Cancellation. Upon the filing of the certificate of cancellation with the Secretary of State of the State of Delaware, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Delaware Act. The Board of Managers shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

         14.5 Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member, except as otherwise provided by law.

                                   ARTICLE 15

                       COMPLIANCE WITH LEGAL REQUIREMENTS

      15.1 Compliance with Applicable Laws. In the exercise of their respective rights, and the performance of their respective obligations, under this Agreement, each party hereto shall comply strictly, and shall utilize its best efforts to cause the Company, the WFOE, each of its Affiliates, each Manager and each Director to comply strictly, with all applicable laws, regulations and governmental orders of the United States, the PRC and their respective political subdivisions.

      15.2 Compliance with United States Export Controls. The parties hereto shall cause the Company and the WFOE to comply with all applicable United States export control laws and regulations, including but not limited to, the Export Administration Regulations, 15 C.F.R. Parts 730-774, and the export control laws and regulations of the PRC. In furtherance of the parties' respective obligations under this Article 15.2, neither party hereto shall cause or permit the Company or the WFOE to export any commodities, software or technology, or any direct product of such software or technology, from the United States or the PRC, as the case may be, to any other country except as authorized under the United States' and the PRC's export control laws and regulations. The parties' obligations under this Article 15.2 shall survive the termination of this Agreement for any reason whatsoever. Each party hereto shall have the right to inspect all export and shipping records of the Company and the WFOE at any time during the continuance of this Agreement, upon reasonable written notice to the Company or the WFOE, as the case may be, to confirm compliance by the Company or the WFOE, as the case may be, with all applicable United States and PRC export control laws and regulations.

      15.3 Compliance with Foreign Corrupt Practices Act. Each party hereto acknowledges that the Company, as a limited liability company organized and existing under the laws of the State of Delaware, U.S.A., is subject to the provisions of the United States Foreign Corrupt Practices Act, 15 U.S.C. Section 78dd-l et seq. (the "FCPA"), which prohibits any United States person, firm, corporation or other entity from paying, giving, or offering to pay or give any money or any other thing of value to any foreign official, foreign political party, or candidate for foreign political office for the purpose of obtaining or retaining any business, or to secure any other unfair advantage. The parties hereto shall therefore cause the Company, the WFOE, each Manager, each Director, and each officer, employee and agent of the Company and the WFOE to comply with all requirements of the FCPA, and each party hereby represents and warrants that it has not, and will not, take or cause or permit to be taken any action which would violate any provision of the FCPA, in connection with the performance of this Agreement, any of the agreements attached as Schedules hereto, or any of the transactions contemplated herein or therein.

                                   ARTICLE 16

                            MISCELLANEOUS PROVISIONS

      16.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be addressed to each Member at the addresses shown in SCHEDULE A, and/or to the Company at its principal office or to such other address as a party may from time to time designate by notice to the other parties. Unless specifically provided otherwise in this Agreement, any such notice, demand or communication may be given personally, by mail, by facsimile or by express overnight courier. If notice is given by mail, such notice shall be deemed to have been given when actually received. If notice is given by facsimile, such notice shall be deemed to be delivered when the facsimile is transmitted over the telephone lines, as confirmed by the transmitting machine. If notice is given by express overnight courier, such notice shall be deemed to be delivered when received at the addressee's business or residence address, as confirmed by the courier service tracking records.

      16.2 Application of Delaware Law. This Agreement and its interpretation shall be subject to and is governed exclusively by its terms and by the laws of the State of Delaware, without regard to its conflicts of laws rules, and specifically the Delaware Act and the Certificate. In the event of a direct conflict between the provisions of this Agreement and the provisions of the Delaware Act or the Certificate, such provisions of the Delaware Act or the Certificate, as the case may be, will be controlling.

      16.3 Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement shall be finally and exclusively resolved by submission to a single arbitrator in accordance with the arbitration rules of the American Arbitration Association in Los Angeles, California. The prevailing party shall be entitled to reasonable attorneys' fees and costs. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule on motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that the discovery was refused or objected to without substantial justification. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted under California substantive law to resolve a dispute.

      16.4 Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

      16.5 Entire Agreement and Amendments. This Agreement and the Subscription Agreement, together with the Schedules attached hereto and the Exhibits attached to the Subscription Agreement and all other agreements referred to herein and in the Subscription Agreement, set forth the entire agreement between the parties relating to the subject matter hereof and supersede all prior agreements, understandings and communications, whether oral or written. This Agreement may not be amended or modified except by a writing signed by all of the Members owning Membership Interests at the relevant time and with the approval of at least two-thirds of the Managers then in office.

      16.6 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

      16.7 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

      16.8 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedy. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

      16.9 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

      16.10 Binding Effect. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

      16.11 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

      16.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      16.13 Investment Representations. The undersigned Members understand (1) that the Membership Interests issued pursuant to this Agreement have not been registered under the Securities Act of 1933 or any state securities laws (the "Securities Acts") because the Company is issuing these Membership Interests in reliance upon the exemptions from the registrations requirements of the Securities Acts providing for issuance of securities not involving a public offering, (2) that the Company has relied upon the fact that the Membership Interests are to be held by each Member for investment, and (3) that exemption from registrations under the Securities Acts would not be available if the Membership Interests were acquired by a Member with a view to distribution.

      Accordingly, each Member hereby confirms to the Company that such Member is acquiring a Membership Interest for such own Member's account, for investment and not with a view to the resale or distribution thereof without complying with an exemption for registration under the Securities Acts. Each Member agrees not to transfer, sell or offer for sale any of portion of the Membership Interest unless there is an effective registration or other qualification relating thereto under the Securities Acts or unless the holder of the Membership Interest delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under such Securities Acts is not required in connection with such transfer, offer or sale. Each Member understands that the Company is under no obligation to register the Membership Interests or to assist such Member in complying with any exemption from registration under the Securities Acts if such Member should at a later date wish to dispose of the Membership Interest.

      Prior to acquiring a Membership Interest, each Member has made an investigation of the Company and its business and the Company has made available to each such Member all information with respect thereto which such Member needed to make an informed decision to acquire a Membership Interest. Each Member considers himself to be a person possessing experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of such Member's investment in a Membership Interest.

      16.14 Confidentiality. Except as contemplated hereby or required by a court of competent authority, each Member shall keep confidential for a period of five (5) years and shall not disclose to others and shall use its reasonable efforts to prevent its Affiliates and any of its, or its Affiliates', present or former employees, agents, and representatives from disclosing to others without the prior written consent of the Members any information which (1) pertains to this Agreement, any negotiations pertaining thereto, any of the transactions contemplated hereby, or the business of the Company, or (2) pertains to confidential or proprietary information of any Member or the Company or which any Member has labeled in writing as confidential or proprietary; provided that any Member may disclose to its Affiliates' employees, agents, and representatives any information made available to such Member. No Member shall use, and each Member shall use its best efforts to prevent any Affiliate of such Member from using, any information which (1) pertains to this Agreement, any negotiations pertaining hereto, any of the transactions contemplated hereby, or the business of the Company, or (2) pertains to the confidential or proprietary information of any Member or the Company or which any Member has labeled in writing as confidential or proprietary, except in connection with the transactions contemplated hereby.

      IN WITNESS WHEREOF, the parties hereto have caused their signatures, or the signatures of their duly authorized representatives, to be set forth below as of the day and year first above written.

MEMBERS:

HERBALIFE INTERNATIONAL, INC.          LEINER HEALTH PRODUCTS, INC.



By:    /s/ Christopher Pair            By:     /s/ Gale K. Benscessen
    ----------------------------              ----------------------------------
Name:                                  Name:  Gale K. Benscessen
Title:                                 Title: President

                                   SCHEDULE A

             MEMBERS AND EACH MEMBER'S INITIAL CAPITAL CONTRIBUTIONS

                                                   Amount of Initial
                       Member                    Capital Contribution
                       ------                    --------------------
         Herbalife International, Inc.                US$507,000

         1800 Century Park East, 15th Floor
         Los Angeles, CA  90067-1501

         Facsimile No.: (310) 557-3915
         Attention:  Christopher Pair

         Leiner Health Products, Inc.                 US$505,770

         901 East 233rd Street
         Carson, CA  90745-6204

         Facsimile No.:  (310) 952-7763
         Attention:  Gale Bensussen

                                   SCHEDULE B

                    INITIAL ANNUAL DIVISIONAL OPERATING PLANS

      TO BE COMPLETED AND INSERTED UPON MUTUAL AGREEMENT OF THE PARTIES.

                                   SCHEDULE C

                   FINANCIAL OPERATING POLICIES AND PROCEDURES

Table of Contents

I.    Cost Allocation Provisions

      A.    Definition of Costs
      B.    Allocation of Costs
      C.    Timing of Cost Allocations
      D.    Allocation Approval

      Cost Allocation Matrix

II.   Profit and Loss Allocation of the WFOE and the Company

      A.    Allocation Methodology
      B.    Timing of Profit and Loss Allocations
      C.    Allocation Approval

III.  Budgets, Books and Records and Reporting Process

      A.    Budgets
      B.    Books and Records; Financial Close and Reporting Process

      Operating Budgets and Financial Close and Reporting Process Matrix

                   FINANCIAL OPERATING POLICIES AND PROCEDURES

I.    COST ALLOCATION PROVISIONS

A.    Definition of Costs

Division Costs

      Herbalife Division Costs. The Herbalife Division Costs shall consist of all costs and expenses incurred by the Herbalife Division's operation plus Excess Fixed Costs of the Manufacturing Division allocated to Herbalife.

      Leiner Division Costs. The Leiner Division Costs shall consist of all costs and expenses incurred by the Leiner Division's operation plus Excess Fixed Costs of the Manufacturing Division allocated to Leiner.

      Manufacturing Division Costs. The Manufacturing Division Costs shall consist of (i) all costs incurred by the Manufacturing Division's operation,
(ii) salary of the General Manager of the WFOE, and (iii) WFOE Corporate Expenses less Excess Fixed Costs of the Manufacturing Division.

WFOE Costs

      WFOE Costs shall be defined as consisting of: (i) identifiable Divisional costs, or costs clearly identifiable and attributable to a particular Division yet invoiced to the WFOE ("Identifiable Divisional Costs"); (ii) salary of the General Manager of the WFOE, which shall be One United States Dollar (US$1.00) per year; (iii) WFOE Corporate Expenses, which is defined to include all costs and expenses incurred at the WFOE level which do not fall within items (i),
(ii), (iv), (v), (vi) and (vii) in this paragraph, for example, general office and administrative costs, travel, legal, accounting, consulting and other outside services, Board of Directors expenses, business licenses, and costs of the departments and personnel of the WFOE which provide business services to the Divisions; (iv) allocations to the reserve fund and employee bonus and welfare funds of the WFOE ("Allocation to WFOE Funds"); (v) income taxes of the WFOE ("WFOE Income Taxes"); (vi) interest expense of the WFOE ("WFOE Interest Expenses"); and (vii) foreign exchange net gains or losses.

Company Costs

      Company Costs shall consist of any and all costs incurred at the Company level other than interest expense of the Company ("Company Interest Expense"), which shall be referred to as Company Corporate Expenses. Company Corporate Expenses shall include, but not be limited to: general office and administrative costs, travel, legal, accounting, consulting and other outside services, Board of Managers expenses, and taxes other than partnership income taxes.

B.    Allocation of Costs

Divisional Cost Allocations

      Herbalife Division. The Herbalife Division shall be responsible for all Herbalife Division Costs.

      Leiner Division. The Leiner Division shall be responsible for all Leiner Division Costs.

      Manufacturing Division. The Manufacturing Division shall charge the Herbalife Division, the Leiner Division and any and all third parties for which the Manufacturing Division produces products, a price for each product manufactured by the Manufacturing Division.

      With respect to the products manufactured by the Manufacturing Division for either the Herbalife Division or the Leiner Division (each is sometimes referred to as the "purchaser" or "purchasing division" below), the Manufacturing Division shall charge a Transfer Price for each such product that yields a twenty percent (20%) Gross Margin on the Transfer Price from the sale of the product by the Manufacturing Division. The Gross Margin earned by the Manufacturing Division shall be allocated (i) sixty percent (60%) to Herbalife and (ii) forty percent (40%) to Leiner, subject to any adjustment in Percentage Interests pursuant to Article 9.2 of the Limited Liability Company Agreement for Herbalife Leiner LLC (the "Agreement"). The Excess Fixed Costs of the Manufacturing Division shall be allocated initially (i) sixty-five percent (65%) to Herbalife and (ii) thirty-five percent (35%) to Leiner, and shall be adjusted from time to time in proportion to any adjustment in the Percentage Interests pursuant to Article 9.2 of the Agreement (i.e., the allocation percentages shall be adjusted with the same percentage change as that of the Percentage Interests).

      In the above paragraph:

            "Transfer Price" shall be the sum of (i) Direct Costs and Variable Factory Overhead collectively divided by .80, plus (ii) Allocated Depreciation.

            "Gross Margin" shall mean Transfer Price minus Manufacturing Costs.

            "Depreciation" shall mean the current year estimated depreciation and amortization for the Manufacturing Division.

            "Allocated Depreciation" shall mean an amount calculated by applying the Factor to the Depreciation.

            "Factor" shall be the percentage derived by dividing the current year estimated Direct Costs, as determined from the annual operating budget, to the Direct Costs estimated for the fifth (5th) year of production, as determined in the first five year plan established by the Manufacturing Division, provided that 100% of Fixed Factory Costs is allocated to Manufacturing Costs in the fifth (5th) year of production.

            "Manufacturing Costs" shall mean all of the Direct Costs plus an amount equal to the Variable Factory Overhead plus Allocated Depreciation.

            "Direct Costs" shall mean all variable costs included in or associated with the manufacturing of the product(s), including but not limited to, raw materials, direct labor, packaging components, labels, supplies consumed in manufacturing, cartons and containers, quality assurance testing, etc.

            "Variable Factory Overhead" shall be an amount calculated by applying the Factor to the current year estimated Fixed Factory Overhead.

            "Fixed Factory Costs", sometimes referred to herein as "Fixed Costs", shall mean the cash costs and expenses of the Manufacturing Division not directly charged to the manufacturing of a product and reasonably required to operate and maintain the Manufacturing Division, which shall include general and administrative costs, license fees and royalties for technology or service utilized by the Manufacturing Division, all Company Costs, and all WFOE Costs excluding those that are specifically allocated to either of the Distribution Divisions pursuant to the section "WFOE Cost Allocations" below. In interpreting this provision, the parties agree that all costs and expenses that are not Direct Costs or have not been specifically allocated to one of the Distribution Divisions shall be treated as Fixed Factory Costs and no items shall be double-counted.

            Depreciation shall not be deducted in determining the Fixed Factory Costs.

            "Fixed Factory Overhead" shall mean Fixed Factory Costs minus Depreciation.

            "Excess Fixed Costs of the Manufacturing Division" shall mean the Fixed Factory Overhead remaining after deducting the amount charged to the Transfer Price as Variable Factory Overhead, defined as "Excess Fixed Costs", plus "Excess Depreciation", defined as Depreciation less Allocated Depreciation.

      The Manufacturing Division shall invoice the purchaser of products immediately upon completion of the manufacturing process and quality assurance-approval. The purchasing division will pay for the products immediately upon receipt of the invoice from the Manufacturing Division. The "title" to and "ownership" of the products will pass to the purchaser upon payment of the corresponding invoice.

      The following is an illustration of the calculation of Gross Margin and the allocation of the costs, profits and losses of the Manufacturing Division:

           MANUFACTURING DIVISION: ALLOCATION OF COSTS, PROFITS LOSSES
(FOR ILLUSTRATION PURPOSES ONLY. AMOUNTS DO NOT REFLECT ESTIMATES OR FORECASTS.)

     MANUFACTURING DIVISION P&L                              HERBALIFE   ALLOCATION    LEINER   ALLOCATION
                                                               SHARE         %         SHARE        %
Transfer Price                             100     100%
Manufacturing Cost:
    Direct Cost                             62      62%
(1) Variable Factory Overhead Absorbed      12      12%
(2) Allocated Depreciation                   8       8%
                                         --------------
    Total Manufacturing Cost                82      82%
                                         --------------
Gross Margin                                18      18%         $  11       60%*       $  7       40%*

(3) Excess Fixed Costs                     (18)    -18%           (12)      65%**        (6)      35%**
(4) Excess Depreciation                    (12)    -12%            (8)      65%**        (4)      35%**
                                         --------------
Operating Income                         $ (12)    -12%
                                         ==============

*     Subject to any adjustment of Percentage Interests

**    Subject to adjustment in proportion to any adjustment of Percentage
      Interests

ALLOCATION OF FIXED COST OVERHEAD:
   Fixed Costs                            $ 50
   Less: Depreciation                       20
                                          ----
Fixed Factory Overhead                      30
   Factor                                   39%  Current year % of year 5 direct
                                                 costs used to allocate net
                                                 fixed cost overhead to
                                                 manufacturing cost calculation.

(1) Variable Factory Overhead               12
                                          ----
(3) Excess Fixed Costs                      18
                                          ====

ALLOCATION OF DEPRECIATION:
   Annual Depreciation                    $ 20

   Factor                                   39%  Current year % of year 5 direct
                                                 costs used to allocate net
                                                 fixed cost overhead to
                                                 manufacturing cost calculation.

(2) Allocation to Manufacturing Cost         8   Year 5 to have 100% net fixed
                                          ----   cost overhead absorbed in
                                                 manufacturing cost calculation.
(4) Excess Depreciation                     12   Depreciation portion allocated
                                          ====   to manufacturing cost is
                                                 not marked up for a Gross
                                                 Margin of 20%.

FACTOR:                           Year 1    Year 2    Year 3    Year 4    Year 5
                                  ------    ------    ------    ------    ------
Projected Annual Direct Costs     $  19     $  41     $  62     $ 105     $ 162
Current Year % of Year 5             12%       25%       39%       65%      100%

      With respect to semi-processed materials manufactured by the Manufacturing Division for either Member, any Affiliate of either Member or any other third parties, the Manufacturing Division shall charge a minimum price calculated as a mark-up on the Direct Costs relating to the manufacturing of the semi-processed materials in accordance with, and as more particularly provided in Schedule D to the Agreement.

WFOE Cost Allocations

The WFOE Costs as defined herein shall be allocated in the following manner:

      Identifiable Division Costs. The WFOE shall allocate to each Division all specifically attributable divisional costs as appropriate. The WFOE shall request all vendors, as appropriate and where possible, to allocate invoice charges to the appropriate Divisions to ensure proper identification and allocation of costs.

      Salary of the General Manager of the WFOE shall be US$1.00 per year and shall be allocated, as part of Fixed Factory Costs, to the Manufacturing Division.

      WFOE Corporate Expenses. The WFOE shall allocate all WFOE Corporate Expenses as part of Fixed Factory Costs, to the Manufacturing Division.

      Allocation to WFOE Funds. In any year for which the Board of Directors of the WFOE makes allocations to the reserve fund and employee bonus and welfare funds of the WFOE from the WFOE's after-tax net profits as required by PRC law and regulations, the allocations so made to such funds shall be apportioned among the Division(s) in proportion to the ratio which the net profits of that Division bears to the WFOE's consolidated net profits after tax. If at any time any amount that has been allocated to any of the WFOE reserve or employee bonus or welfare fund is to be returned or released as not being required for its intended usage, such amount shall be returned to each Division in the same proportion as the aggregate contributions made by such Division to such fund(s) bears to the aggregate contributions made by all Divisions to such fund(s).

      WFOE Income Taxes. In any year for which the WFOE incurs income tax liability to the PRC, any political subdivision thereof, and/or any other taxing authority within the PRC having jurisdiction over the WFOE with respect to income taxes, the income taxes so paid and/or accrued by the WFOE shall be apportioned among the Division(s) in accordance with the ratio which that portion of the WFOE's taxable income attributable to each Division having taxable income bears to the WFOE's taxable income. In no event shall any income tax expense be allocated to a Division prior to the tax year after the last tax year of the WFOE's PRC 100% income tax holiday.

      WFOE Interest Expense. The WFOE shall allocate interest expense incurred on indebtedness held at the WFOE level to the Divisions. Debt held at the WFOE level may originate from third party lenders or via intercompany borrowings from the Company. Interest expense on indebtedness as incurred by the WFOE regardless of funding source will be allocated to each Division based upon the actual interest expense incurred by the WFOE multiplied by the percentage of total debt funding of the WFOE which was incurred for the benefit of such Division(s).

      Foreign Exchange Net Gains or Losses. The WFOE shall allocate Foreign Exchange Net Gains or Losses to the appropriate Division(s) as agreed by the parties.

Company Level Cost Allocations

      Company Corporate Expenses. Company Costs, herein defined and referred to as Company Corporate Expenses, shall be allocated, as part of Fixed Factory Overhead, to the Manufacturing Division.

      Company Interest Expense. The Company shall allocate interest expense incurred on the indebtedness held at the Company level to the Divisions which utilized the indebtedness. Debt held at the Company level may originate from third party lenders or the Members. Interest expense on indebtedness as incurred by the Company regardless of funding source will be allocated to each Division based upon the actual interest expense incurred by the Company multiplied by the percentage of total debt funding of the Company which was incurred for the benefit of such Division(s).

C.    Timing of Cost Allocations

      The Manufacturing Division, WFOE, and Company Cost Allocations shall be allocated to the Divisions as described above at the conclusion of each monthly fiscal period.

D.    Allocation Approval

      The Board of Directors shall approve the cost allocations for each of the Divisions, the WFOE and the Company in accordance with the provisions of the Agreement and this Schedule C.

II.   PROFIT AND LOSS ALLOCATION OF THE WFOE AND THE COMPANY

A.    Allocation Methodology

      1. The Net Profit and Net Loss of the Divisions shall be allocated to the Members' Capital Accounts in accordance with Article 11 of the Agreement.

      2. Any interest income of the Company or the WFOE shall be allocated to the relevant Division(s) to the extent that such interest income is generated from funds for the use of such Division(s). To the extent that the funds that generated such income is not clearly identifiable as belonging to a particular Division or is not specifically attributable to a particular Division, then the interest income generated from such funds of the Company or the WFOE shall be allocated as part of the Company and WFOE Income as provided in paragraph 3 below.

      3. Company and WFOE Income, which is defined herein as any income of the Company or the WFOE not specifically assigned under this Schedule C or any provision in the Agreement to any of the Divisions, shall be allocated equitably to the Members as the Board of Managers shall determine. The Board of Managers shall, to the extent possible, make the allocation based on the economic interests of the Members in such income.

B.    Timing of Profit and Loss Allocations

      The Net Profit and Net Loss of the Divisions shall be allocated as aforesaid at the conclusion of each monthly fiscal period.

C.    Allocation Approval

      The Board of Directors shall approve the profit and loss allocations for each of the Divisions in accordance with the provisions of the Agreement and this Schedule C.

III.  BUDGETS, BOOKS AND RECORDS AND REPORTING PROCESS

A.    Budgets

      1. Manufacturing Division. The Deputy General Manager of the Manufacturing Division shall prepare and submit to the Board of Directors an annual operating plan ("AOP") for the Manufacturing Division at least 60 days prior to the commencement of each new fiscal year of the WFOE. The Deputy General Manager of the Manufacturing Division shall consult with Herbalife, Leiner and the WFOE Chief Accountant in preparing each AOP. Such AOP shall be in sufficient detail to provide an estimate of cash flows, capital requirements and other financial requirements of the Manufacturing Division for the upcoming year. Such AOP shall also include other information as may be necessary to enable the Board of Directors to make an informed decision with respect to approval of such AOP.

      In connection with preparation of the AOP for the Manufacturing Division, the Deputy General Manager of the Manufacturing Division shall prepare and submit to the Board of Directors a rolling four-year capital plan ("Capital Plan"). Such Capital Plan shall set forth the projected fixed capital and working capital expenditures for each of the next four years. The Deputy General Manager of the Manufacturing Division shall consult with the Chief Accountant of the WFOE, Leiner and Herbalife in preparing such Capital Plan. The Capital Plan shall include such other information as may be necessary to enable the Board of Directors to make an informed decision with respect to approval of such Capital Plan.

      The Board of Directors shall review the AOP and the Capital Plan of the Manufacturing Division within 30 days of receipt. Approval shall be premised upon the best interests of the WFOE as a whole, provided that, the Board of Directors shall give deference to the expertise of the Deputy General Manager of the Manufacturing Division with respect to all operational matters pertaining to the Manufacturing Division. Failure to object to the AOP and/or the Capital Plan within 30 days of receipt shall be deemed approval by the Board of Directors.

      In addition, at least one (1) month prior to the commencement of each fiscal quarter, the Deputy General Manager of the Manufacturing Division shall prepare and submit to the Board of Directors for approval an operating budget of the Manufacturing Division for following fiscal quarter. The Deputy General Manager of the Manufacturing Division shall consult with Herbalife, Leiner and the WFOE Chief Accountant in preparing each quarterly budget. Such quarterly budget shall be in sufficient detail to provide an estimate of cash flows, capital requirements and other financial requirements of the Manufacturing Division for the upcoming quarter, shall reflect any adjustments to be made to the AOP of the Manufacturing Division for that fiscal year, and shall also include other information as may be necessary to enable the Board of Directors to make an informed decision with respect to approval of such quarterly budget. The quarterly budget of the Manufacturing Division shall be deemed approved by the Board of Directors if the Board of Directors fails to object to such quarterly budget within 15 days of its receipt.

      2. Herbalife Division and the Leiner Division. The Deputy General Managers of the Herbalife Division and the Leiner Division shall each prepare an AOP and Capital Plan for their respective divisions. Such AOPs shall be in sufficient detail to provide an estimate of cash flows, capital requirements and other financial requirements of the relevant Division for the upcoming year. Such AOPs shall also include other information as may be necessary to enable the Board of Directors to make an informed decision with respect to approval of such AOPs. The Capital Plan for each of the Distribution Division shall set forth the projected fixed capital and working capital expenditure for each of the four years. Such Capital Plan shall include such other information as may be necessary to enable the Board of Directors to make an informed decision with respect to approval of such Capital Plan. Copies of such AOPs and Capital Plans shall be furnished not later than 60 days prior to the commencement of each fiscal year of the WFOE to the Board of Directors. To the extent required by the laws, regulations or practices of the PRC, the Board of Directors shall approve such Plans. In no event shall approval be withheld unless such plans, in the good faith judgment of the Board of Directors, would violate the laws and regulations of the PRC, or unless such plans provide for the incurrence or assumption of indebtedness which has not been approved by the Board of Managers or the Board of Directors, or unless such plans are inconsistent with any provision of the Agreement or any policy or resolution adopted by the Board of Managers or Board of Directors.

      In addition, at least one (1) month prior to the commencement of each fiscal quarter, the Deputy General Manager of each Distribution Division shall prepare and submit to the Board of Directors for approval an operating budget of such Distribution Division for following fiscal quarter. Such quarterly budget shall be in sufficient detail to provide an estimate of cash flows, capital requirements and other financial requirements of the relevant Distribution Division for the upcoming quarter, shall reflect any adjustments to be made to the AOP of relevant Distribution Division for that fiscal year, and shall also include other information as may be necessary to enable the Board of Directors to make an informed decision with respect to approval of such quarterly budget. The quarterly budget of each Distribution Division shall be deemed approved by the Board of Directors if the Board of Directors fails to object to such quarterly budget within 15 days of its receipt.

      3. WFOE Consolidated AOP and Rolling Capital Plans, Etc. Each year the WFOE Chief Accountant shall consolidate the AOPs for each of the Divisions and the accompanying divisional Capital Plans for the approval of both the Board of Directors of the WFOE and the Board of Managers of the Company at least thirty
(30) days prior to the commencement of the new fiscal year of the WFOE. Such plans shall be in sufficient detail to provide an estimate of cash flow, capital requirements and other financial requirements of the WFOE for such year. Such plans shall also include such other information or other matters necessary in order to inform the Board of Directors of the WFOE and the Board of Managers of the Company of the WFOE business and to enable the parties to make an informed decision with respect to their approval of such Plans. Submission of the WFOE consolidated AOP and Capital Plans to the Board of Directors of the WFOE and the Board of Managers shall include the detailed AOPs and Capital Plans of each of the Divisions.

      The Board of Directors of the WFOE and the Board of Managers of the Company shall review the proposed plans as prepared by the WFOE within thirty
(30) days of receipt and may offer revisions thereto. After the final Plans have been approved, the Deputy General Managers shall implement the Plans and shall be responsible for managing Divisional performance of the Plans.

      In addition to the above, the WFOE Chief Accountant and the General Manager, in consultation with the Deputy General Manager of each of the Divisions, shall on a timely basis prepare an annual consolidated list of imported goods of the WFOE for submission with the PRC Customs authorities, and such other reports or plans as required of the WFOE in compliance with PRC laws and regulations.

B.    Books and Records; Financial Close and Reporting Process

      1. Books and Records. The books, accounts and records of each Division shall be maintained and managed at the WFOE level by the WFOE Chief Accountant. In addition, the WFOE Chief Accountant shall keep consolidated books, accounts and records with respect to the business and operation of the WFOE, and shall be responsible for preparing financial statements and tax reports for the WFOE. All the Deputy General Managers and all accounting staff assigned to any Division shall fully cooperate with the WFOE Chief Accountant and his staff in connection with the preparation of the books and records of each Division and the WFOE financial statements and tax reports.

      2. Monthly Close. There shall be a monthly financial close for each of the Divisions and the WFOE. Such process shall include all closing month end journal entries, reconciliations, inner-company eliminations and additional consolidating and closing entries as may be required. The monthly close end process shall be completed no later than 10 business days subsequent to the end of each fiscal month. Concurrent with the completion of the monthly financial close process, a monthly financial report for each Division shall be prepared by the WFOE Chief Accountant with the assistance of the Deputy General Manager of each Division. Such report shall be distributed to the Board of Directors, the Board of Managers, the General Manager and each of the Deputy General Managers.

      3. Quarterly and Annual Close. The quarterly and fiscal year end financial close process shall follow the same procedures as the monthly financial close process except that:

            (i) The quarterly close shall be completed no later than 15 business days following the end of each fiscal quarter, and

            (ii) The fiscal year end close shall be completed no later than 15 days following the end of each fiscal year.

      The quarterly and fiscal year end financial reporting process shall follow the same procedures as the monthly financial reporting process, except that in addition to the preparation of a quarterly financial report and a fiscal year end report for each of Division, the WFOE Chief Accountant shall also prepare a consolidated quarterly financial report and a fiscal year end report for the WFOE respectively, concurrently with the completion of the quarterly and fiscal year end financial close processes respectively. Such reports shall be distributed to the Board of Directors, the Board of Managers, the General Manager and each of the Deputy General Managers.

      4. Accounting Policies. The fiscal year of the WFOE and the Company shall be the calendar year. All financial statements shall be prepared in accordance with GAAP and shall furthermore comply with all applicable PRC accounting and financial reporting requirements and standards.

                OPERATING BUDGETS AND FINANCIAL CLOSE AND PROCESS

                               WFOE      DIVISIONS          TIMING                       WHO               APPROVAL
Operating Budgets:

Annual Divisional                            X          60 days prior to          Divisional Deputy   Board of Directors
Operating Plans                                         commencement              General Manager
                                                        of each new
                                                        Fiscal Year

Rolling Four Year                            X          60 days prior to          Divisional Deputy   Board of Directors
Divisional Operating Plan                                commencement             General Manager
                                                        of each new
                                                        Fiscal Year

Quarterly Divisional                         X          One month prior           Divisional Deputy   Board of Directors
Operating Budget                                        to the commence-          General Manager
                                                        ment of each new
                                                        fiscal quarter

Annual WFOE Consolidated                                30 days prior to the      Chief Accountant    Board of Directors and
Operating and Rolling Four       X                      commencement of                               Board of Managers
Year Capital Plan                                       each new Fiscal Year

Financial Close and
Reporting:

Monthly Financial Close          X                      10 business days          Deputy General      Board of Directors and
and Reporting Process                                   subsequent to the         Managers and        Board of Managers
                                                        end of each fiscal        Chief Accountant
                                                        month

Quarterly Financial Close        X                      15 business days          Deputy General      Board of Directors and
and Reporting Process                                   subsequent to the         Managers and        Board of Managers
                                                        end of each fiscal        Chief Accountant
                                                        quarter

Fiscal Year End Financial        X                      15 business days          Deputy General      Board of Directors and
Close and Reporting                                     subsequent to the         Managers and        Board of Managers
                                                        end of each fiscal        Chief Accountant
                                                        year

                                   SCHEDULE D

           WFOE'S PRICING POLICY FOR SALE OF SEMI-PROCESSED MATERIALS

OBJECTIVE: The objective of this policy is to establish a guideline for developing the minimum price that is to be applied for the sale of Semi-Processed Materials from the WFOE to either Member of the Company (or any of their related subsidiaries), or to an unrelated third party.

For the purpose of this policy, "Semi-Processed Materials" is defined as component chemicals or combination of component chemicals that have been further processed; such as milled, granulated, blended, spray dried and/or converted into tablet of capsules. This policy only applies to raw materials, which can be processed by the Manufacturing Division.

POLICY: The "minimum price" is to be the sum of all direct costs plus a 12.5% mark-up of that sum to accommodate the absorption of a portion of plant overhead and a profit margin for the benefit of the WFOE.

For the purpose of this policy, "direct costs" shall mean all items of expense directly associated with the value-added manufacturing of the Semi-Processed Materials, including, but not limited to, the following:

      1.    Purchase price of component ingredients;

      2.    Purchase price of manufacturing aids and consumable materials;

      3.    Inbound freight for items 1 and 2 above;

      4. Cost of production labor (including benefits) directly attributable to the value-added manufacturing for the Semi-Processed Materials and

      5.    Laboratory tests, both analytical and microbiological.

For the purpose of this policy, the 12.5% is intended to be apportioned as follows:

            (a)   7.5% as an overhead absorption mark-up; and

            (b)   5% as a profit mark-up.

POLICY EXCEPTION: If in the case that the purchase price of the component ingredients are so intrinsically expensive that the application of the 12.5% mark-up would make the resulting selling price of the Semi-Processed Materials inherently un-competitive, the Deputy General Manager of the Manufacturing Division may apply to the Board of Directors for approval to use a lower margin in the calculation. This application should include the rationale that supports the use of a lower margin.


                                       69